Filed Pursuant to Rule 424(b)(5)
Registration No. 333-272954

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 11, 2023)

Kaixin Auto Holdings

10,500,000 Class A Ordinary Shares

Pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement dated October 30, 2023 (the “Securities Purchase Agreement”), we are offering 10,500,000 Class A Ordinary Shares of the Company, par value of US$0.00075 per share, at a purchase price of US$0.87 per share to Mr. Long Li, Hermann Limited and Aslan Family Limited (together, the “Investors”). In a concurrent private placement, we are also selling to such investors the warrants to purchase up to 10,500,000 shares of our Class A Ordinary Shares at an exercise price of US$1.00 per warrant (the “Warrants”). The Warrants and the shares of our Class A Ordinary Shares issuable upon the exercise of the Warrants (the “Warrant Shares”) are not being registered at this time pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. Nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy any Warrant Shares.

For a more detailed description of the Ordinary Shares and the Warrants, see the section entitled “Description Of Securities We Are Offering” on page S-20.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “KXIN.” On October 25, 2023, the closing price of our Ordinary Shares on the Nasdaq Capital Market was US$1.12 per Ordinary Share.

In this prospectus supplement, “we,” “us,” “our company,” “the Company” and “our” refer to Kaixin Auto Holdings and its subsidiaries and consolidated affiliated entities, and in the context of describing our consolidated financial information.

Investing in our securities involves a significant degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in our other filings with the Securities and Exchange Commission incorporated by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before purchasing our Ordinary Shares.

We are not an operating company in China, but a Cayman Islands holding company. We conduct our operations in China through our PRC subsidiaries. Investors of our ordinary shares are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in a Cayman Islands holding company.

We face various legal and operational risks and uncertainties associated with being based in or having our operations primarily in China and the complex and evolving PRC laws and regulations. For instance, we face risks associated with regulatory approvals on offerings conducted overseas by and foreign investment in China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. These risks could result in a material adverse change in our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” on page 34 to 54 of our most recent annual report on Form 20-F.

PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or be of little or no value. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to issue securities to foreign investors, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.” included in our most recent annual report on Form 20-F.

As of the date of this prospectus supplement, our Company and the subsidiaries have not been involved in any investigations or review initiated by any PRC regulatory authority, not has any of them received any inquiry, notice or sanction for the business operation, accepting foreign investment or listing on the Nasdaq Stock Market. However, since these statements and regulatory actions by China’s government are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what future impact such modified or new laws and regulations will have on our daily business operations, the ability to accept foreign investments and our continued listing on the Nasdaq Stock Market. There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of us with respect to our assets and business operations in China. If we are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law, and it may materially and adversely affect the viability of our current corporate structure, corporate governance and business operations.” on page 33 of our most recent annual report on Form 20-F.

In addition, as of the date of this prospectus supplement, except for business license, foreign investment information report to the commerce administrative authority and foreign exchange registration or filing, our consolidated affiliated Chinese entities do not have to obtain any requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company and our subsidiaries in China. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we may be required to obtain certain licenses, permits, filings or approvals for the functions and services that we provided in the future.

Our subsidiaries are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing the subsidiaries’ current business operations are sometimes vague and uncertain, and as a result these risks may result in material change in the operations of our subsidiaries, significant depreciation of the value of our ordinary shares, a complete hindrance of our ability to offer or continue to offer our securities to investors, or cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information - D. Risk Factors - Risks Related to Doing Business in China - Uncertainties with respect to the PRC legal system could adversely affect us.” on page 40 of our most recent annual report on Form 20-F. In the past few years, PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to data security, and anti-monopoly concerns. For example, On June 10, 2021, the Standing Committee of the National People’s Congress of China (the “SCNPC”), promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information. Moreover, the Anti-monopoly Law promulgated by the SCNPC requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the anti-monopoly enforcement agency before they can be completed. Furthermore, the Measures for the Security Review of Foreign Investment promulgated by the NDRC and the Ministry of Commerce in December 2020 specify that foreign investments in military, national defense-related areas or in locations in proximity to military facilities, or foreign investments that would result in acquiring the actual control of assets in certain key sectors, such as critical agricultural products, energy and resources, equipment manufacturing, infrastructure, transport, cultural products and services, information technology, Internet products and services, financial services and technology sectors, are required to obtain approval from designated governmental authorities in advance.

Our subsidiaries that operate online platforms in the PRC will be recognized as online platform operators. Therefore, the Revised Measures of Cybersecurity Review shall apply to such online platform operators. As of the date of this prospectus supplement, for an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. See “Item 3. Key Information - D. Risk Factors - Risks Related to Doing Business in China - The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are required to file with the CSRC within 3 working days after the subsequent securities offering is completed and we might face warnings or fines if we fail to fulfill related filing procedure. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims.” on page 34 to 37 of our most recent annual report on Form 20-F.

Historically, as a Cayman Islands holding company, we conduct our operations in China through our PRC subsidiaries and the VIEs (as defined in the accompanying prospectus). We had relied on contractual arrangements among our PRC subsidiaries, the VIEs and their shareholders to receive economic benefits from the business operations of the VIEs in PRC in which we have no equity ownership. To mitigate the uncertainties in our corporate structure and exert full control on our operating entities, we transferred the operations in the VIEs to our wholly-owned entities and terminated all the contractual arrangements relating to the VIEs in 2022. As a result, there is no VIE entity in our corporate structure and as of the date of this prospectus supplement, we conduct our operations exclusively through our wholly-owned subsidiaries.

In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (“HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for three consecutive years. Our current auditor, Onestop Assurance PAC (“Onestop”), and our prior auditor for the 2020 and 2021 annual reports, Marcum Asia CPAs LLP (Formerly known as Marcum Bernstein & Pinchuk LLP), or Marcum Asia, the independent registered public accounting firms that issued our financial reports incorporated by reference in this prospectus supplement or included in our most recent annual report on Form 20-F, are registered with the PCAOB. The PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. Onestop and Marcum Asia are headquartered in Singapore and New York, respectively. On December 16, 2021, the PCAOB issued a report notifying the SEC of its determinations (the “PCAOB Determinations”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong. The report sets forth lists identifying the registered public accounting firms headquartered in mainland China and Hong Kong, respectively, that the PCAOB is unable to inspect or investigate completely, and as of the date of this prospectus supplement, Onestop and Marcum Asia are not included in the list of PCAOB Identified Firms in the PCAOB Determinations issued on December 16, 2021. On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the U.S. Securities and Exchange Commission. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations issued in December 2021. As such, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCA Act for the fiscal year ended December 31, 2022. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from Nasdaq Stock Market. In addition, whether the PCAOB will continue be able to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditors’ control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. The PCAOB is required under the HFCA Act to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCA Act as and when appropriate. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the Holding Foreign Companies Accountable Act, by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See “Risk Factors—Risks Related to Doing Business in China—If the PCAOB is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our shares. A trading prohibition for our shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors, if any, would deprive our investors of the benefits of such inspections.” of the accompanying prospectus.

We transfer cash to our wholly-owned Hong Kong subsidiaries, by making capital contributions or providing loans, and the Hong Kong subsidiaries transfer cash to the subsidiaries in China by making capital contributions or providing loans to them. See “Item 18—Financial Statements” on page 138 of our most recent annual report on Form 20-F. No dividends or distributions have been declared to pay to the Company from our subsidiaries. No dividends or distributions were made by the Company to any U.S. investors. The Company does not have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. The majority of the Company’s and our PRC subsidiaries’ income is received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. See “Summary of Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” of the accompanying prospectus; and “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. Moreover, the Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.” of the accompanying prospectus; and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” on page 41 of our annual report on Form 20-F for the fiscal year ended December 31, 2022. The Company has not made any dividend payments in the past and is not planning to make dividend payments in the near future in order to preserve capital to fund business growth. The amounts restricted include the paid-up capital and the statutory reserve funds of our PRC subsidiaries and historically owned VIEs, totaling US$7.6 million, US$117.1 million and US$121.7 million as of December 31, 2020, 2021, and 2022, respectively. See “Dividend Distributions and Cash Transfers within our Organization”.

Moreover, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company or its subsidiaries by the PRC government to transfer cash or assets. See “Summary of Risk Factors—Risks Related to Our Corporate Structure—Investing in our securities is highly speculative and involves a significant degree of risk as we are a holding company incorporated in the Cayman Islands and historically operate our business through VIE structure. To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company or its subsidiaries by the PRC government to transfer cash or assets.” of the accompanying prospectus; and “Item 3. Key Information—D. Risk Factors—Our adjustment of corporate structure and business operations and the termination of contractual arrangement with the VIEs may not be liability-free.” on page 32 of our most recent annual report on Form 20-F.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated November 7, 2023

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus included in the registration statement on Form F-3 (No. 333-272954), which was declared effective on August 22, 2023 by the SEC, including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this offering.

This prospectus supplement provides specific details regarding the offering of our Ordinary Shares. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any other offering materials, or any sale of the Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of us to subscribe for and purchase, any of the Ordinary Shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

It is important for you to read and consider all the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

●	“we,” “us,” “our company,” “the Company” and “our” are to Kaixin Auto Holdings, its subsidiaries and its consolidated affiliated entities, as the context requires;

●	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus supplement and the accompanying prospectus, Hong Kong, Macau and Taiwan;

●	“Ordinary Shares” are to our ordinary shares, including Class A ordinary shares and Class B ordinary shares, of a par value of US$0.00075 per share;

●	“RMB” and “Renminbi” are to the legal currency of China; and

●	“US$,” “U.S. dollars” and “dollars” are to the legal currency of the United States.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

S-ii

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:

•	our goals and strategies;

•	our future business development, financial conditions and results of operations;

•	the expected growth of our industry in China;

•	competition in our industry;

•	relevant government policies and regulations relating to our industry;

•	the outcome of any current and future litigation or legal or administrative proceedings; and

•	other factors described under “Risk Factors.”

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors under “Risk Factors” included elsewhere in this prospectus supplement, the accompanying prospectus, or the information incorporated by reference herein and therein.

We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference herein for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus supplement or incorporated by reference into this prospectus supplement are made only as of the date of this prospectus supplement or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

Our Business

Through our PRC subsidiaries, we are primarily engaged in the sales of domestic and imported automobiles in the PRC. We are committed to providing a superior car purchase and ownership experiences to customers.

We are a leading premium used auto dealership group in China. As of the date of this prospectus supplement, we have three active used car Dealerships covering three cities in China. On average, our Dealership operators have over ten years of experiences in the used car industry. We provide used car buyers in China with access to a wide selection of used vehicles across our network of Dealerships, with a focus on premium brands, such as Audi, BMW, Mercedes-Benz, Land Rover, Bentley, Rolls-Royce, and Porsche. In addition to auto sales, for the convenience of our customers, we also provide financing channels to customers and other in-network dealers through partnerships with financial institutions.

China is the world’s largest automotive market both in demand and supply in 2022. China’s used car market is characterized by the lack of brand differentiation and limited industry consolidation. By integrating the operations and resources of Haitaoche with the used car dealership business, we are engaged in the sales of both new and used, domestic and imported automobiles. We sourced, marketed and sold approximately 697, 1,814, and 879 vehicles to customers across China in 2020, 2021 and 2022, respectively.

We are actively looking for opportunities to expand into the business area of electronic vehicles. We have set up the New Energy Vehicles Department in 2021 and delivered the new NEV prototype to our customer at the end of 2022. We released our new energy vehicle strategic plan on December 1, 2021, and we target to quickly expand our new energy vehicle team and start with developing commercial new energy vehicles for intra-city and inter-city logistics applications in the initial stage. In 2023, through acquisition of Morning Star Auto Inc., we further expand our business into new energy vehicle industry. The POCCO EV business under Morning Star produces the MeiMei and DuoDuo brands of mini electric passenger vehicles. The total sales volume has exceeded 40,000 units since its start of operations in June 2021, which makes POCCO EV among the top 6 producers of mini electric vehicles in China.

In addition, we have reached into a strategic partnership with Beijing Bujia Technology Co., Ltd. (“Bujia”) and obtained a sales order for 5,000 new energy logistics vehicles with Bujia, a leading automobile logistics service provider in China. It will order a total of RMB1 billion (equivalent to around US$156 million) worth of new energy vehicles from our Company in the next few years. The first model vehicle was delivered to Bujia in July 2022. We aim to continuously establish strategic partnerships with platforms that have big sales potentials and to make customized production according to customer needs.

The following diagram illustrates our corporate structure of our principal subsidiaries as of the date of this prospectus supplement:

Corporate Information

Our principal executive office is located at 9/F, Tower A, Dongjin International Center, Huagong Road, Chaoyang District, Beijing 100015, People’s Republic of China. We maintain a website at https://ir.kaixin.com/ that contains information about our Company, though no information contained on our website is part of this prospectus supplement.

Our Risks and Challenges

Investing in our securities entails a significant level of risk. Before investing in our Ordinary Shares, you should carefully consider all of the risks and uncertainties mentioned in the section titled “Risk Factors,” as well as all of the other information in this prospectus supplement. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition.

Below please find a summary of the principal risks we face, organized under relevant headings. For a detailed description of the risk factors we may face, see “Item 3. Key Information — D. Risk Factors” section of our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus supplement, and the section titled “Risk Factors” in this prospectus supplement.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

•	We have a history of losses and negative cash flows from operating activities, and we may not achieve or maintain profitability in the future;

•	We have a limited operating history in the automobile sales business. Our historical financial and operating performance may not be indicative of, or comparable to, its future prospects and results of operations;

•	Our Dealerships conduct various aspects of our business, and we face risks associated with our Dealerships, their employees and other personnel;

•	We may not be able to successfully expand or maintain our network of Dealerships;

•	Any difficulties in identifying, consummating and integrating acquisitions, investments or alliances may expose us to potential risks and have an adverse effect on our business, results of operations or financial condition;

•	The quality of the premium used automobiles that our subsidiaries offer is critical to the success of our business;

•	Our success depends upon the continued contributions of our sales representatives; and

•	We may need additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, and financing may not be available on terms acceptable to us, or at all.

Risks Related to Our Corporate Structure

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

•	Investing in our securities is highly speculative and involves a significant degree of risk as we are a holding company incorporated in the Cayman Islands and historically operate our business through VIE structure. To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company or its subsidiaries by the PRC government to transfer cash or assets.

•	Our adjustment of corporate structure and business operations and the termination of contractual arrangements with the VIEs may not be liability-free.

•	If the custodians or authorized users of our controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations may be materially and adversely affected.

•	Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law, and it may materially and adversely affect the viability of our current corporate structure, corporate governance and business operations.

Risks Related to Our Ordinary Shares

Risks and uncertainties related to our Shares include, but are not limited to, the following:

•	The market price movement of our ordinary shares may be volatile;

•	The sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price; and

•	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our ordinary shares for return on your investment.

Risks Related to Doing Business in China

Risks and uncertainties related to conducting business in China include, but are not limited to, the following:

•	The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

•	Uncertainties with respect to the PRC legal system could adversely affect us. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our ordinary shares. In addition, there are significant risks and uncertainties regarding enforcement of laws in China and rules and regulations in China can change quickly with little advance notice.

•	If the PCAOB is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our shares. A trading prohibition for our shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors, if any, would deprive our investors of the benefits of such inspections.

•	Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are required to file with the CSRC within 3 working days after the subsequent securities offering is completed and we might face warnings or fines if we fail to fulfill related filing procedure. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims.

•	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may cause a delay in or prevent us from using offshore funds to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

•	PRC regulations relating to offshore investment activities by PRC residents may limit the ability of our PRC subsidiaries to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC laws.

•	We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies, and heightened scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions that we may pursue in the future.

Risks Related to this Offering

In addition to the risks described above, we are subject to risks related to this offering, including, but are not limited to, the following:

•	Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

•	Future sales or the potential for future sales of our securities may cause the trading price of our ordinary shares to decline and could impair our ability to raise capital through subsequent equity offerings.

•	If you purchase the securities sold in this offering, you may experience dilution if we issue additional equity securities in future financing transactions.

•	We do not intend to pay dividends for the foreseeable future.

•	As a company incorporated in the Cayman Islands, we adopted certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market listing standards (the “Nasdaq Rules”); these practices may afford less protection to shareholders than they would enjoy if we complied fully with the relevant listing standards.

THE OFFERING

Issuer	Kaixin Auto Holdings, an exempted company incorporated under the laws of Cayman Islands.

Securities Offered	10,500,000 Class A Ordinary Shares of the Company, par value of US$0.00075 per share, includes (i) 3,500,000 Class A Ordinary Shares to Mr. Long Li, (ii) 3,500,000 Class A Ordinary Shares to Hermann Limited, and (iii) 3,500,000 Class A Ordinary Shares to Aslan Family Limited.

Offering Price Per Share	US$0.87.

Ordinary Shares Outstanding Immediately Before the Offering	26,640,013 Ordinary Shares.

Ordinary Shares Outstanding Immediately After the Offering (assuming no exercise of the Warrants offered by us)	37,140,013 Ordinary Shares.

Concurrent Private Placement on the Warrants Offered

In a concurrent private placement, we shall issue and sell to the Investors in this offering the Warrants to purchase up to an aggregate of up to 10,500,000 shares of our Class A Ordinary Shares, which includes (i) the Warrants to purchase a total of 3,500,000 Class A Ordinary Shares to Mr. Long Li, (ii) the Warrants to purchase a total of 3,500,000 Class A Ordinary Shares to Hermann Limited, and (iii) the Warrants to purchase a total of 3,500,000 Class A Ordinary Shares to Aslan Family Limited, at an exercise price equal to US$1.00 per share.

We will receive gross proceeds from the concurrent private placement transaction solely to the extent that such Warrants are exercised. The Warrants will be exercisable immediately commencing on the closing date of the Securities Purchase Agreement and will expire on the second anniversary of the closing date. The Warrants and the shares of our Class A Ordinary Shares issuable upon the exercise of the Warrants are not being registered, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Proceeds, before expenses, to us	US$9,135,000.

Net Proceeds to us	US$9,104,500.

Use of Proceeds	We anticipate using the net proceeds of this offering primarily for general corporate purposes and working capital.

Risk Factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 14 of the accompanying prospectus and in the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should carefully consider the risks described below together with the risk factors incorporated by reference to our annual report on Form 20-F for the fiscal year ended December 31,2022 and the other information contained in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act. If any of the following events actually occurs, our business, operating results, prospects, or financial condition could be materially and adversely affected. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Relating to Doing Business in the PRC

Our business involves the collection, storage, processing and transmission of a large amount of data, and we are required to comply with PRC and international laws relating to data privacy and cyber security. The improper use or disclosure of data could have a material and adverse effect on our business and prospects.

Our business collects, storages, processes and transmits a large quantity of our customers’ business data. We face risks inherent in handling and protecting large volume of data. In particular, we face a number of challenges relating to unauthorized disclosure, destruction or modification of data, through cybersecurity breaches, computer viruses.

The PRC regulatory and enforcement regime with regard to data security and data protection is evolving. We may be required by Chinese governmental authorities to share personal information and data that we collect to comply with PRC laws relating to cybersecurity. All these laws and regulations may result in additional expenses to us and subject us to negative publicity which could harm our reputation and negatively affect the trading price of the Securities. There are also uncertainties with respect to how these laws will be implemented in practice. PRC regulators have been increasingly focused on regulation in the areas of data security and data protection. For example, in October 2020, the Standing Committee of the National People’s Congress of China released a draft personal information protection law, or the Draft PI Protection Law, for public comment. The Draft PI Protection Law provides for various requirements on personal information protection, including legal bases for data collection and processing, requirements on data localization and cross-border data transfer, requirements for consent and requirements on processing of sensitive personal information. As the Draft PI Protection Law remains subject to change, we may be required to make further adjustments to our business practices to comply with the enacted form of the law.

Moreover, different regulatory bodies in China, including the Ministry of Industry and Information Technology, or the MIIT, the Cyberspace Administration of China, or CAC, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with various standards and applications. These various standards in enforcing data privacy and protection laws may create difficulties in ensuring full compliance and increase our operating cost, as we need to spend time and resources to deal with various inspections for compliance.

Cybersecurity and Data Security

PRC authorities have promulgated a number of laws and regulations relating to cybersecurity and data security in the past year. In June 2021, the Standing Committee of the National People’s Congress or the NPC promulgated the Data Security Law, which took effect on September 1, 2021. In July 2021, the state council promulgated the Regulations on the Protection of Critical Information Infrastructure, which became effective on September 1, 2021. In December 2021, the CAC, together with other authorities, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. These laws and regulations impose cybersecurity review obligations on critical information infrastructure operators and network platform operators. Under the Regulations on the Protection of Critical Information Infrastructure, “critical information infrastructure” is defined as those network facilities or information systems that may endanger national security, people’s livelihoods and the public interest if such facilities or systems were to experience data breaches, damage, or system malfunctions. In particular, the network facilities or information systems used in certain critical industries or sectors (such as telecommunications, energy, transportation, finance, public services and national defense) are considered critical information infrastructure. Critical information infrastructure operators, as determined and notified by the applicable governing authorities, are required to undergo cybersecurity reviews if they procure network products and services which could affect the security of their information infrastructure, network or data.

In addition to the currently effective laws and regulations described above, PRC authorities may adopt additional laws and regulations in the future that further heighten the regulation of data security. For example, in November 2021, the CAC released a consultation draft of the Regulations on Network Data Security Management, or the Draft Network Data Security Regulations, for public comment. These regulations create cybersecurity review obligations for data processors, which are broadly defined as individuals or organizations that have discretion in deciding the objectives and means of their data processing activities, such as data collection, storage, utilization, transmission, publication and deletion. In particular, pursuant to the Draft Network Data Security Regulations, a data processor must apply for cybersecurity review if, among others, it (i) seeks a public offering on a foreign stock exchange and processes the data of more than one million users and (ii) any data processing activity affects or may affect national security. However, as of the date of this prospectus supplement, there have been no clarifications from the relevant authorities as to the standards for determining whether an activity is one that “affects or may affect national security.” In addition to the foregoing cybersecurity review obligations, the Draft Network Data Security Regulations also proposed to create a system of annual data security self-assessments, whereby data processors that (i) process “important data” or (ii) are listed overseas must conduct an annual data security assessment, and submit the annual assessment report to the applicable municipal cybersecurity department by the end of January in the following year. As of the date of this prospectus supplement, the Draft Network Data Security Regulations was released for public comment only, and its respective provisions and anticipated adoption or effective date may be subject to change with uncertainty.

In July 2022, the CAC promulgated the Measures on Security Assessment of Cross-border Data Transfer, which became effective on September 1, 2022. These measures outline the requirements and procedures for security assessments on export of important data or personal information collected or generated within the territory of mainland China. Furthermore, these measures provide that the security assessment shall combine pre-assessment and continuous supervision, and risk self-assessment and security assessment to prevent data export security risks. Specifically, security assessment is required before any cross-border data can be transferred out of mainland China if: (i) the data transferred out of mainland China is important data; (ii) the data processor is a critical information infrastructure operator or data processor that processes personal information of more than one million individuals; (iii) cross-border data transfer of personal information by a data processor who has made cross-border transfer of aggregately more than 100,000 individuals’ personal information or more than 10,000 individuals’ sensitive personal information since January 1st of the previous year; or (iv) otherwise required by the CAC.

In September 2022, the CAC promulgated the Decision to Amend the Cybersecurity Law of the People’s Republic of China (Draft for Comments), which mainly involves amendments in the following aspects: (i) improving the legal liability system for violating the general provisions of network operation security, (ii) modifying the legal liability system for security protection of critical information infrastructure, (iii) adjusting the legal liability system for network information security, and (iv) revising the legal liability system for personal information protection.

Personal Data and Privacy

The Anti-monopoly Guidelines for the Platform Economy Sector published by the Anti-monopoly Committee of the State Council, effective February 7, 2021, prohibit collection of user information through coercive means by online platforms operators.

In August 2021, the Standing Committee of the NPC promulgated the Personal Information Protection Law, which unified a number of hitherto separate rules with respect to personal information rights and privacy protection, and took effect on November 1, 2021. The Personal Information Protection Law strengthened the protection of personal information. As a general principle, the processing of personal data must be directly related to a specific and reasonable purpose and the related collection of personal information must be tailored to what is necessary to meet that purpose. The Personal Information Protection Law also created a number of specific requirements for the processing of personal data. For example, the law prohibits any person that processes personal data from engaging in price discrimination or otherwise applying unreasonable differential treatment to individuals based on automated analysis of collected personal information. To meet the latest regulatory requirements of the PRC authorities, we adopt technical measures to protect data and ensure that we systematically protect personal information rights. However, many of the specific requirements of the Personal Information Protection Law remain to be clarified by the CAC, other regulatory authorities, and courts in practice.

In addition, we may need to comply with increasingly complex and rigorous regulatory standards enacted to protect business and personal data in the U.S., Europe and elsewhere. For example, the European Union adopted the General Data Protection Regulation, or the GDPR, which became effective on May 25, 2018. The GDPR imposes additional obligations on companies regarding the handling of personal data and provides certain individual privacy rights to persons whose data is stored. Compliance with existing, proposed and recently enacted laws (including implementation of the privacy and process enhancements called for under GDPR) and regulations can be costly; any failure to comply with these regulatory standards could subject us to legal and reputational risks.

Although our current encryption of data and other protective measures are in place, we cannot assure that the procedures and controls that we employ will be sufficient to prevent security breaches from occurring and we could be subject to manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material adverse effect on our business, financial condition and results of operations. Failure to protect customers’ data, or any restriction on or liability as a result of, our use of data, could have a material adverse effect on our business.

Uncertainties with respect to the evolving laws and regulations in China could materially and adversely affect us.

We conduct our business primarily through our subsidiaries in China. PRC laws and regulations govern our operations in China. Our subsidiaries are generally subject to laws and regulations applicable to foreign investments in China, which may not sufficiently cover all of the aspects of our economic activities in China. In addition, the implementation of laws and regulations may be subject to future interpretations. Due to the evolving nature of the laws and regulations in China, we cannot predict the future developments in PRC laws and regulations in general. Such unpredictability regarding our contractual, property and procedural rights could adversely affect our business and impede our ability to continue our operations.

In January 2015, the Ministry of Commerce, or MOFCOM, published a discussion draft of the proposed Foreign Investment Law, or the 2015 Draft Foreign Investment Law. The National People’s Congress published another discussion draft of the Foreign Investment Law and its amendment, or the 2018 Draft Foreign Investment Law, on December 2018 and January 2019 respectively. On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which has come into effect since January 1, 2020, or the 2019 Foreign Investment Law. Among other things, the 2015 Draft Foreign Investment Law expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company should be treated as a foreign invested enterprise, or FIE. Once an entity falls within the definition of FIE, it may be subject to foreign investment “restrictions” or “prohibitions” set forth in a “negative list” to be separately issued by the State Council. If an FIE proposes to conduct business in an industry subject to foreign investment “restrictions” in the “negative list,” the FIE must go through a pre-approval process. The 2019 Foreign Investment Law have revised the definition of “foreign investment” and removed all references to the definitions of “actual control” or “variable interest entity structure” under the 2015 Draft Foreign Investment Law, and have further specified that all “foreign investments” shall be conducted pursuant to the negative list issued or approved to be issued by the State Council.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies. As of the date of this prospectus supplement, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.

As such, the Company’s business segment may be subject to various government and regulatory interference in the provinces in which they operate. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although we are currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

On December 24, 2021, the CSRC, together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (collectively, the “Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines, or, collectively, the Filing Measures, effective on March 31, 2023. Pursuant to the Filing Measures, PRC domestic companies that directly or indirectly offer or list their securities in an overseas market, which include (i) any PRC company limited by shares, and (ii) any offshore company that conducts its business operations primarily in China and contemplates an offering or listing of its securities in an overseas market based on its onshore equities, assets or similar interests, are required to file with the CSRC within three business days after submitting their listing application documents.

As of the date of this prospectus supplement, we have not received any inquiry or notice or any objection to this offering from the CSRC, the CAC or any other PRC governmental authorities that have jurisdiction over our operations. However, given the current regulatory environment in the PRC, there remains uncertainty regarding the interpretation and enforcement of PRC laws.

We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities, as well as regarding any annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we are not able to guarantee that we will obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities.

The PRC government’s significant oversight and discretion over our business operations could result in a material change in our operations and the value of our securities. The PRC government’s authority in regulating our operations, our overseas offerings of securities and foreign investment in us could limit our ability or prevent us from conducting future offerings of securities to investors, which may cause the value of our securities to significantly decline.

We conduct our business primarily in China. Our operations in China are governed by PRC laws and regulations. The PRC government has significant oversight and discretion over our business operations. The PRC government has released regulations and policies that have significantly impacted various industries in general and specific operators within such industries, and may in the future release new regulations or policies that could intervene in or influence our operations or the industry sectors in which we operate. The PRC government may also require us to obtain new permits or approvals to continue our operations or further offer our securities to investors. If we fail to comply with these regulations, policies or requirements, it could result in a material change in our operations or the value of our securities. Therefore, investors of our company and our business face uncertainty from potential actions taken by regulators that may affect our business.

The approval of, or report and fillings with the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing and report process.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and our offshore offerings may ultimately require approval of the CSRC. If the CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval is obtained by us, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As a follow-up, on December 24, 2021, the CSRC issued a draft of the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies, and a draft of Administration Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for public comments. These draft measures propose to establish a new filing-based regime to regulate overseas offerings and listings by domestic companies. Specifically, an overseas offering and listing by a PRC company, whether directly or indirectly, an initial or follow-on offering, must be filed with the CSRC. The examination and determination of an indirect offering and listing will be conducted on a substance-over-form basis, and an offering and listing shall be deemed as a PRC company’s indirect overseas offering and listing if the issuer meets the following conditions: (i) any of the operating income, gross profit, total assets, or net assets of the PRC enterprise in the most recent fiscal year was more than 50% of the relevant line item in the issuer’s audited consolidated financial statement for that year; and (ii) senior management personnel responsible for business operations and management are mostly PRC citizens or are ordinarily resident in the PRC, and the principal place of business is in the PRC or carried out in the PRC. The issuer or its affiliated PRC entity, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering and other equivalent offing activities. Particularly, the issuer shall submit the filing with respect to its initial public offering and listing within three business days after its initial filing of the listing application, and submit the filing with respect to its follow-on offering within three business days after the completion of the follow-on offering. Failure to comply with the filing requirements may result in fines to the relevant PRC companies, suspension of their businesses, revocation of their business licenses and operation permits and fines on the controlling shareholder and other responsible persons. Theses draft measures also set forth certain regulatory red lines for overseas offerings and listings by PRC enterprises. On April 2, 2022, the CSRC promulgated Provisions on Strengthening the Confidentiality and Archives Administration of Overseas Securities Issuance and Listing by Domestic Enterprises (Draft for Comments), according to which, a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, documents and materials that contain state secrets or government work secrets, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level. A domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant entities or individuals including securities companies, securities service providers, and overseas regulators, other documents and materials that, if divulged, will jeopardize national security or public interest, shall strictly fulfil relevant procedures stipulated by applicable national regulations.

On February 17, 2023, the CSRC promulgated Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. The Overseas Listing Trial Measures provides that an overseas listing or offering is explicitly prohibited, if any of the following circumstances exists: (1) such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (2) the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (3) the domestic company intending to make the securities offering and listing, or its controlling shareholder(s) and the actual controller, have committed relevant crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (4) the domestic company intending to make the securities offering and listing is currently under investigations for suspicion of criminal offenses or major violations of laws and regulations, and no conclusion has yet been made thereof; or (5) there are material ownership disputes over equity held by the domestic company’s controlling shareholder(s) or by other shareholder(s) that are controlled by the controlling shareholder(s) and/or actual controller.

The Overseas Listing Trial Measures also provides that if the issuer meets both the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual material events in mainland China.

The Overseas Listing Trial Measures further provides that, initial public offerings or listings in overseas markets by domestic companies, either in direct or indirect form shall be filed with the CSRC pursuant to the requirements of the Overseas Listing Trial Measures within three business days after the relevant application is submitted overseas. On the same day when the Overseas Listing Trial Measures are issued, the CSRC also issued a notice in relation to the management arrangement of above-mentioned filing. The Overseas Listing Trial Measures, together with such notice issued by the CSRC, provide that the companies that had already been listed on overseas stock exchanges prior to March 31, 2023 or the companies that had obtained the approval from overseas supervision administrations or stock exchanges for its offering and listing prior to March 31, 2023 and will complete their overseas offering and listing prior to September 30, 2023 are not required to make immediate filings for its listing, but are required make filings for subsequent offerings in accordance with the Overseas Listing Trial Measures. Companies that had already submitted an application for an initial public offering to overseas supervision administrations but had not yet obtained the approval from overseas supervision administrations or stock exchanges for the offering and listing prior to March 31, 2023 may arrange for the filing within a reasonable time period and should complete the filing procedure before such companies’ overseas issuance and listing. Companies, like us, that had already been listed overseas as of March 31, 2023 are not required to make immediate filing with the CSRC but are required to file with the CSRC within three business days after the completion of subsequent securities offerings in the same overseas market where its securities were previously offered and listed, or file the required filing materials with the CSRC within three business days after the submission of relevant application for subsequent securities offerings and listings in other overseas markets. If a PRC domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in the filing documents, such PRC domestic company may be subject to penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to warnings and fines.

Any such future offering pursuant to a prospectus supplement to this prospectus will be subject to the Overseas Listing Trial Measures, and we are required to file for record through our major operating entity incorporated in the PRC with the CSRC within three business days after the completion of the initial offering pursuant to the prospectus supplement and make a summary report to the CSRC after the completion of offerings under this prospectus. In addition, an overseas listed company is required to report to the CSRC within three business days after the occurrence and announcement of any of the following material events: (1) a change of control of the listed company; (2) the investigation, sanction or other measures undertaken by any foreign securities regulatory agencies or authorities in respect of the listed company; (3) a change of listing status or transfer of listing segment; and (4) the voluntary or mandatory delisting of the listed company. If there is any material change of the principal business of the listed company after the overseas offering and listing so that the listed company is no longer required to file with the CSRC, it shall file a specific report and a legal opinion issued by a domestic law firm to the CSRC within three business days after the occurrence thereof.

As of the date of this prospectus supplement, we are in the process of preparing the required filling matters in relation to this offering and plan to submit such filing materials within three business days after the closing of this offering in according with the Overseas Listing Trial Measures.

However, there can be no assurance that we can complete the filing procedures, obtain the required approvals or authorizations, or complete required procedures or other requirements in a timely manner, or at all. Any failure of us to fully comply with the regulatory requirements may subject us to regulatory actions, such as warnings and fines, which may affect our operation in China, delay or restrict the repatriation of the proceeds from offshore fund-raising activities into the PRC or take other actions that could materially affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our Ordinary Shares.

On December 27, 2021, the National Development and Reform Commission of the PRC, or the NDRC and the MOFCOM, jointly issued the Negative List (2021), which became effective on January 1, 2022. Pursuant to the Negative List (2021), if a domestic company engaging in the prohibited business stipulated in the Negative List (2021) seeks an overseas offering and listing, it shall obtain the approval from the competent governmental authorities. Besides, the foreign investors of the company shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. At a press conference held on January 18, 2022, the NDRC clarified that the requirement as mentioned above would only apply to domestic company’s direct overseas offerings; as for the domestic company to list overseas indirectly, the CSRC is seeking public comments on the relevant regulations. As the Negative List (2021) is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements. If we are required to comply with these requirements and fail to do so on a timely basis, if at all, our business operation, financial conditions and business prospect may be adversely and materially affected.

In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. Provided that any new rules or regulations, including the cybersecurity review under the enacted versions of the draft measures, regulations and provisions described above, in the future imposes additional requirements on us, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or filing or other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

Our Ordinary Shares may be prohibited from trading in the United States under the HFCA Act, in the future if the PCAOB is unable to inspect or investigate completely auditors located in mainland China or Hong Kong. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The HFCA Act was enacted on December 18, 2020, pursuant to which if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC would prohibit our shares or securities from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. In particular, pursuant to the SEC’s final amendments implementing the disclosure and submission requirements of the HFCA Act announced on December 2, 2021, starting from fiscal years after December 18, 2020, the SEC would identify an issuer as a “Commission Identified Issuer” if the issuer filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined that it would be unable to inspect or investigate completely. The SEC would then impose a trading prohibition on an issuer if it identified the issuer as a Commission-Identified Issuer for three consecutive years. On December 16, 2021, the PCAOB has also issued a report to notify the SEC that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) which would reduce the number of consecutive non- inspection years required for triggering the prohibitions under the HFCA Act from three years to two. On February 4, 2022, the U.S. House of Representatives passed a bill which contained, among other things, an identical provision. If this provision is enacted into law and the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act is reduced from three years to two, then our shares and the Ordinary Shares could be prohibited from trading in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future.

In addition, the full implication of the regulatory enforcement actions under HFCA Act remains uncertain as more stringent requirements may be implemented. On March 24, 2021, the SEC adopted interim final rules to implement certain disclosure and documentation requirements under the HFCA Act, including additional disclosures under Section 3 of the HFCA Act that requires disclosure of the shares of the issuer owned by government entities in the jurisdiction in which the issuer is incorporated or otherwise organized (other than the U.S) and members of the Board who are officials of the Chinese Communist Party. The SEC has been assessing how to implement other requirements under the HFCA Act, and as part of the effort, the SEC proposed a framework on May 13, 2021, for the PCAOB to determine if it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. In addition, on June 22, 2021, the U.S. Senate passed a bill to shorten the three-consecutive-year compliance period under the Holding Foreign Companies Accountable Act to two consecutive years. Similarly, on March 28, 2022, the U.S. Senate passed the United States Innovation and Competition Act of 2021, which reemphasized the compliance requirements of the PCAOB’s annual review on the auditing reports of Chinese companies. The enactment of HFCA Act and any additional rulemaking efforts to increase U.S. regulatory access to audit information in China could cause investor uncertainty for affected SEC registrants, including us, the market price of our shares could be materially adversely affected, and our shares could be delisted if we are unable to meet the PCAOB inspection requirement in time.

On August 26, 2022, the CSRC, the Ministry of Finance of China, and the PCAOB signed the Protocol, which established a specific framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and the United States. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, it remains unclear whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong, which depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed.

Notwithstanding the foregoing, our ability to retain an auditor subject to PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. If, in the future, we have been identified by the SEC for two consecutive years as a “commission-identified issuer” whose registered public accounting firm is determined by the PCAOB that it is unable to inspect or investigate completely because of a position taken by one or more authorities in China, the SEC may prohibit our shares or the Ordinary Shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. In addition, it remains unclear what the SEC’s implementation process related to the above rules will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on companies that have significant operations in China and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). We cannot assure you whether regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. If we fail to meet the new listing standards specified in the HFCA Act, we could face possible delisting from the Nasdaq Stock Market, cessation of trading in over-the-counter market, deregistration from the SEC and/or other risks, which may materially and adversely affect the trading price of the Ordinary Shares or terminate the trading of the Ordinary Shares in the United States.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus supplement based on foreign laws.

We are a company incorporated under the laws of the Cayman Islands, and we conduct our operations in China and our assets are located in China. In addition, most of our senior executive officers reside within China for a significant portion of the time. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Risks Related to this Offering

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

Future sales or the potential for future sales of our securities may cause the trading price of our ordinary shares to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of our ordinary shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our ordinary shares or other securities to decline and could materially impair our ability to raise capital through the sale of additional securities.

If you purchase the securities sold in this offering, you may experience dilution if we issue additional equity securities in future financing transactions.

If we issue additional ordinary shares, or securities convertible into or exchangeable or exercisable for ordinary shares, our stockholders, including investors who purchase shares in this offering, will experience dilution, and any such issuances may result in downward pressure on the price of our ordinary shares.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

As a company incorporated in the Cayman Islands, we adopted certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market listing standards (the “Nasdaq Rules”); these practices may afford less protection to shareholders than they would enjoy if we complied fully with the relevant listing standards.

As a Cayman Islands company listed on the Nasdaq Capital Market, we are subject to the Nasdaq Rules. However, the Nasdaq Rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq Rules. We currently follow home country practice in lieu of the requirements under the Nasdaq Rules with respect to certain corporate governance standards. For example, based on home country practice, we are not required to seek shareholder approval for issuance 20% or more of our outstanding ordinary shares or voting power in a private offering (as defined by the Nasdaq Rules). Accordingly, our shareholders may not be provided with the benefits of certain corporate governance requirements of the Nasdaq Rules.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023 presented on:

●	an actual basis; and

●	on an as adjusted basis to give effect to the sale of 10,500,000 Ordinary Shares at the offering price of US$0.87 per share, after deducting the estimated offering expenses payable by us.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and note included in our most recent annual report on Form 20-F and our unaudited interim condensed consolidated financial statements and the related notes on Form 6-K furnished with the SEC on November 3, 2023, both of which are incorporated by reference into this prospectus supplement.

	As of June 30, 2023 (in thousands)
	Actual	As adjusted
Cash and cash equivalents	2,851	11,956
Total Assets	54,131	63,236
Total Liabilities	21,958	21,958
Shareholders’ Equity:
Ordinary Shares	12	20
Series D convertible preferred shares and Series F convertible preferred shares	3	3
Additional paid-in capital	316,098	325,203
Statutory reserve	8	8
Accumulated deficit	(287,489)	(287,489)
Accumulated other comprehensive income	182	182
Total Shareholders’ Equity	32,173	41,278
Total Capitalization	$32,173	$41,278

USE OF PROCEEDS

We estimate that we will receive cash net proceeds from this offering, after deducting offering expenses payable by us, of US$9,104,500.

We intend to use the net proceeds from this offering for working capital and general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement. Unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus supplement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions, and future prospects and other factors the board of directors may deem relevant.

DESCRIPTION OF SECURITIES WE ARE OFFERING

ORDINARY SHARES

As of the date of this prospectus supplement, our authorized share capital was US$50,000 divided into (a) 60,461,733 Class A ordinary shares of a par value of US$0.00075 each, (b) 6,000,000 Class B ordinary shares of a par value of US$0.00075 each, (c) 6,000 Series A convertible preferred shares of a par value of US$0.0001 each, (d) 6,000 Series D convertible preferred shares of a par value of US$0.0001 each, (e) 50,000 Series F convertible preferred shares of a par value of US$0.00005 each, (f) 50,000 Series G convertible preferred shares of a par value of US$0.00075 each, (g) 50,000 Series H convertible preferred shares of a par value of US$0.00075 each, (h) 50,000 Series I convertible preferred shares of a par value of US$0.00075 each, and (i) 50,000 Series J convertible preferred shares of a par value of US$0.00075 each. As of the date of this prospectus supplement, there are 26,640,013 Class A ordinary shares issued and outstanding, 6,000 Series D convertible preferred shares issued and outstanding, and 50,000 convertible Series F Preferred Shares issued and outstanding.

Our Fourth Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our Fourth Amended and Restated Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

General. Our ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our Fourth Amended and Restated Memorandum and Articles of Association provide that the directors may, before recommending or declaring any dividends, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Each ordinary share shall be entitled to vote on all matters subject to a vote at general meetings of our company. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). Where a poll is requested, each Class A ordinary share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the company, and each class b ordinary share shall entitle the holder thereof to twenty (20) votes on all matters subject to vote at general meetings of the Company. A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than one tenth of the paid up voting share capital of the Company which are present in person or by proxy at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting and includes a unanimous written resolution. A special resolution will be required for important matters such as a change of name or making changes to our Fourth Amended and Restated Memorandum and Articles of Association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Fourth Amended and Restated Memorandum and Articles of Association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by any director. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present in person or by proxy, representing not less than an aggregate of one-third of all votes attaching to all of our shares in issue and entitled to vote.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Fourth Amended and Restated Memorandum and Articles of Association provide that upon the requisition of shareholders representing in aggregate not less than one-fifth of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board of directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Fourth Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions contained in our Fourth Amended and Restated Memorandum and Articles of Association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with our company, accompanied by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

●	the shares to be transferred are free of any lien in favor of our company;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required; and

●	in case of a transfer to joint holders, the number of joint holders to whom the Shares is to be transferred does not exceed four; a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require, is paid to our company in respect thereof.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine.

Conversion. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares.

Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to the Fourth Amended and Restated Articles of Association of the Company, as amended from time to time, shall be effected by means of the re-designation and re-classification of each relevant Class B Ordinary Share as a Class A Ordinary Share. Such conversion shall become effective forthwith upon entries being made in the register of members to record the re-designation and re-classification of the relevant Class B Ordinary Shares as Class A Ordinary Shares.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders (provided that no such purchase may be made contrary to the terms or manner recommended by the board of directors). Under the Companies Act, the redemption or repurchase of any shares may be paid out of our company’s profits or out of the proceeds of a new issuance of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such shares may be redeemed or repurchased (a) unless it is fully paid up; (b) if such redemption or repurchase would result in there being no shares outstanding; or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid shares for no consideration.

Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares, the rights attaching to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, subject to our articles of association, be varied or abrogated with the consent in writing of the holders of a majority of the issued shares of that class or series or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class or series. The rights conferred upon the holders of the shares of any class or series issued with the preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking in priority thereto or pari passu therewith.

Issuance of Additional Shares. Our Fourth Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Fourth Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of the ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general rights under the Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for the memorandum and articles of association, any special resolutions passed by our shareholders and the register of mortgages and charges). However, we will provide our shareholders with annual audited financial statements.

Anti-Takeover Provisions. Some provisions of our Fourth Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further votes or actions by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Fourth Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Changes in Capital. We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

●	consolidate and divide all or any of the share capital into shares of a larger par value than the existing shares;

●	subdivide the existing shares, or any of them into shares of a smaller par value than is fixed by our Fourth Amended and Restated Memorandum and Articles of Association (subject, nevertheless, to the Companies Act) provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

We may by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner authorized by law.

Indemnification of Directors and Officers. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our Fourth Amended and Restated Memorandum and Articles of Association provides that our directors and officers shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person's own dishonesty, willful default or fraud, in or about the conduct of the Company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

WARRANTS

Concurrently with the sale of the Ordinary Shares in this offering, we shall issue and sell to the Investors in this offering the Warrants to purchase up to an aggregate of up to 10,500,000 shares of our Class A Ordinary Shares at an exercise price of US$1.00 per warrant. Each Warrant shall be exercisable immediately commencing on the closing date of the Securities Purchase Agreement and will expire on the second anniversary of the closing date.

As of the date of this prospectus supplement, we have 23,395,062 warrants outstanding, which consist of 11,318,145 public warrants, 375,000 warrants included in units issued to E&A Callet Investment Limited, 263,863 warrants held by Shareholder Value Fund, the sponsor of the initial public offering of CM Seven Star, underlying the units sold to Shareholder Value Fund through a private placement, 1,532,500 Series A Convertible Warrants, 1,362,221 Series B Convertible Warrants, and 2,043,333 Series C Convertible Warrants, and 6,500,000 Series D Convertible Warrants.

PLAN OF DISTRIBUTION

We entered into the Securities Purchase Agreement with the Investor on October 30, 2023, and expect to deliver the Ordinary Shares being offered pursuant to this prospectus supplement on or about November 7, 2023, subject to customary closing conditions. We have not entered into any underwriting agreement, arrangement or understanding for the sale of the Ordinary Shares being offered pursuant to this prospectus supplement.

We have entered into the Securities Purchase Agreement with the Investors pursuant to which we will sell to the Investors (i) 10,500,000 Class A Ordinary Shares of the Company at a purchase price of US$0.87 per share, and (ii) the warrants to purchase up to 10,500,000 shares of our Class A Ordinary Shares at an exercise price of US$1.00 per warrant. We negotiated the price for the securities offered in this offering with the investors. The factors considered in determining the price included the recent market price of our shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

LEGAL MATTERS

We are being represented by King and Wood Mallesons with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Legal matters as to PRC law will be passed upon for us by Dong Fang Law Offices. King and Wood Mallesons may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Dong Fang Law Offices with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Kaixin Auto Holdings and its subsidiaries as of December 31, 2022 and for the year then ended incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2022, have been so incorporated by reference in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting. Onestop is headquartered in Singapore.

The consolidated financial statements of Kaixin Auto Holdings and its subsidiaries as of December 31, 2021 and for the years ended December 31, 2020 and 2021 incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2022, have been so incorporated by reference in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting. Marcum Asia CPAs LLP is headquartered in New York, New York.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference in this prospectus supplement (i) our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on May 16, 2023, (ii) our unaudited interim condensed consolidated financial statements and the related notes on Form 6-K furnished with the SEC on November 3, 2023, (iii) our report on Form 6-K filed with the SEC on November 7, 2023, (iv) any future annual reports on Form 20-F that we file with the SEC after the date of this prospectus supplement and prior to the completion or termination of the offering of the securities offered pursuant to this prospectus supplement, and (v) any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus supplement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

KAIXIN AUTO HOLDINGS

9/F, Tower A, Dongjin International Center

Huagong Road

Chaoyang District, Beijing 100015

People’s Republic of China

+86 (10) 6720 4948

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by the SEC’s rules, this prospectus supplement and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus supplement or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at http://ir.kaixin.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, and investors should not rely on such information in making a decision to purchase our Ordinary Share in this offering.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	DATED AUGUST 11, 2023

PROSPECTUS

Up to US$300,000,000 of

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

and

Up to 149,569,964 Ordinary Shares (including 7,138,863 Ordinary Shares issuable upon the exercise of Warrants and 50,000,000 Ordinary Shares issuable upon the conversion of 50,000 convertible Series F Preferred Shares) and up to 7,138,863 Warrants to purchase 7,138,863 Ordinary Shares offered by the selling securityholders

Kaixin Auto Holdings

In addition, selling securityholders named in this prospectus or their transferees may, from time to time in one or more offerings, offer and sell of up to 149,569,964 of our Ordinary Shares (including 7,138,863 Ordinary Shares issuable upon the exercise of warrants and 50,000,000 Ordinary Shares issuable upon the conversion of 50,000 convertible Series F Preferred Shares) and up to 7,138,863 warrants to purchase 7,138,863 of our Ordinary Shares. We will not receive any proceeds from the sale of our securities by our selling securityholders, but we may pay certain registration and offering fees and expenses associated with the registration and sale of those securities. See “Selling Securityholders.”

Our Holding Company Structure

We are not an operating company in China, but a Cayman Islands holding company. We conduct our operations in China through our PRC subsidiaries. Investors of our ordinary shares are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in a Cayman Islands holding company.

We face various legal and operational risks and uncertainties associated with being based in or having our operations primarily in China and the complex and evolving PRC laws and regulations. For instance, we face risks associated with regulatory approvals on offerings conducted overseas by and foreign investment in China-based issuers, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy. These risks could result in a material adverse change in our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” on page 34 to 54 of our most recent annual report on Form 20-F.

PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or be of little or no value. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to issue securities to foreign investors, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.” included in our most recent annual report on Form 20-F.

As of the date of this prospectus, our Company and the subsidiaries have not been involved in any investigations or review initiated by any PRC regulatory authority, not has any of them received any inquiry, notice or sanction for the business operation, accepting foreign investment or listing on the Nasdaq Stock Market. However, since these statements and regulatory actions by China’s government are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what future impact such modified or new laws and regulations will have on our daily business operations, the ability to accept foreign investments and our continued listing on the Nasdaq Stock Market. There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of us with respect to our assets and business operations in China. If we are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Corporate Structure — Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law, and it may materially and adversely affect the viability of our current corporate structure, corporate governance and business operations.” on page 33 of our most recent annual report on Form 20-F.

Our subsidiaries are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing the subsidiaries’ current business operations are sometimes vague and uncertain, and as a result these risks may result in material change in the operations of our subsidiaries, significant depreciation of the value of our ordinary shares, a complete hindrance of our ability to offer or continue to offer our securities to investors, or cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information - D. Risk Factors - Risks Related to Doing Business in China - Uncertainties with respect to the PRC legal system could adversely affect us.” on page 40 of our most recent annual report on Form 20-F. In the past few years, PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to data security, and anti-monopoly concerns. For example, On June 10, 2021, the Standing Committee of the National People’s Congress of China (the “SCNPC”), promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information. Moreover, the Anti-monopoly Law promulgated by the SCNPC requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by the anti-monopoly enforcement agency before they can be completed. Furthermore, the Measures for the Security Review of Foreign Investment promulgated by the NDRC and the Ministry of Commerce in December 2020 specify that foreign investments in military, national defense-related areas or in locations in proximity to military facilities, or foreign investments that would result in acquiring the actual control of assets in certain key sectors, such as critical agricultural products, energy and resources, equipment manufacturing, infrastructure, transport, cultural products and services, information technology, Internet products and services, financial services and technology sectors, are required to obtain approval from designated governmental authorities in advance.

Our subsidiaries that operate online platforms in the PRC will be recognized as online platform operators. Therefore, the Revised Measures of Cybersecurity Review shall apply to such online platform operators. As of the date of this prospectus, for an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. See “Item 3. Key Information - D. Risk Factors - Risks Related to Doing Business in China - The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are required to file with the CSRC within 3 working days after the subsequent securities offering is completed and we might face warnings or fines if we fail to fulfill related filing procedure. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims.” on page 34 to 37 of our most recent annual report on Form 20-F.

Termination of VIE Agreements and Disposition of VIEs

Historically, as a Cayman Islands holding company, we conduct our operations in China through our PRC subsidiaries and the VIEs. We had relied on contractual arrangements among our PRC subsidiaries, the VIEs and their shareholders to receive economic benefits from the business operations of the VIEs in PRC in which we have no equity ownership. Our corporate structure was subject to risks associated with our contractual arrangements with the VIEs. Investors may never directly hold equity interests in the VIEs. If the PRC government finds that the agreements that establish the structure for operating our business do not comply with the PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company, our PRC subsidiaries, the VIEs, and investors of our Company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and our Company as a whole. In addition, the company had a large number of inactive shell companies, which were the result of its historical legacy and no longer relevant for its car sale businesses. Those inactive entities and the VIEs simply caused extra maintenance costs, regulatory risk, and disclosure burdens. To streamline its corporate structure, mitigate the uncertainties, and exert full control of our operating entities, we transferred operations in the VIEs to our wholly-owned entities and disposed of Renren Finance, Inc., which was our wholly-owned subsidiary that contractually controls the VIEs.

On August 5, 2022, KAG, our wholly-owned subsidiary, and Stanley Star Group Inc (“Stanley Star”) entered into a shares transfer agreement (the “August 2022 Agreement”). The Agreement stipulates that KAG agrees to sell all the shares it held in Renren Finance, Inc. along with its subsidiaries and VIEs and the VIEs’ subsidiaries (collectively referred to as the “Disposal Group”) at a consideration of $1 to Stanley Star, an independent third party company incorporated in British Virgin Islands (“BVI”) that was interested in exploring the opportunities in the non-performing assets on the books of the Disposal Group. In addition, the August 2022 Agreement stipulates that on the date of the Disposal Completion Date if the net liabilities of the Disposal Group exceeded RMB20 million, the Company shall make compensation to Stanley Star accordingly.

The sale of the Disposal Group and the ownership transfer were completed on October 27, 2022 (the “Disposal Completion Date”), on which date the net book value of the Disposal Group recorded net liabilities which was approximately $24.6 million. On December 28, 2022, KAG and Stanley Star entered into a supplemental agreement pursuant to which the Company agrees to compensate Stanley Star pursuant to the August 2022 Agreement. On March 24, 2023, KAG and Stanley Star entered into an amendment to the supplemental agreement, a securities purchase agreement (the “Series F Agreement”), pursuant to which the Company agrees to issue Stanley Star an aggregate of 50,000 Series F Convertible Preferred Shares (the “Series F Preferred Shares”), each of which is convertible into 1,000 ordinary shares of the Company. The issuance of Series F Preferred Shares was closed in May 2023 upon the relevant approval from the competent authorities of the Company under the laws of Cayman Islands.

In addition, we terminated all contractual arrangements with Haitaoche VIEs in June and August 2022.

With the disposition of the Disposal Group and Haitaoche VIEs, all VIEs were disposed as of October 27, 2022 (“Disposal of Subsidiaries”, see Note 4 of our consolidated financial statement for the fiscal year ended December 31, 2022) and “Item 4. Information on the Company - C. Organizational Structure.” on page from 83 to 87 of our most recent annual report on Form 20-F. As a result, there is no VIE entity in the corporate structure of the Company and as of the date of this prospectus, we conduct our operations exclusively through our wholly-owned subsidiaries.

Permissions Required from the PRC Authorities for Our Operations

We conduct our business through our subsidiaries in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus, our Company and our subsidiaries have not been involved in any investigations or review initiated by any PRC regulatory authority, not has any of them received any inquiry, notice or sanction for our operations or our issuance of securities to investors. Nevertheless, the SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires us and our subsidiaries to obtain permissions from PRC regulatory authorities to conduct business operations in China.

In addition, as of the date of this prospectus, except for business license, foreign investment information report to the commerce administrative authority and foreign exchange registration or filing, our consolidated affiliated Chinese entities do not have to obtain any requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company and our subsidiaries in China. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we may be required to obtain certain licenses, permits, filings or approvals for the functions and services that we provided in the future.

The Holding Foreign Companies Accountable Act

In addition, our Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (“HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for three consecutive years. Our current auditor, Onestop Assurance PAC (“Onestop”), and our prior auditor for the 2020 and 2021 annual reports, Marcum Asia CPAs LLP (Formerly known as Marcum Bernstein & Pinchuk LLP), or Marcum Asia, the independent registered public accounting firms that issued our financial reports incorporated by reference in this prospectus or included in our most recent annual report on Form 20-F, are registered with the PCAOB. The PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. Onestop and Marcum Asia are headquartered in Singapore and New York, respectively. On December 16, 2021, the PCAOB issued a report notifying the SEC of its determinations (the “PCAOB Determinations”) that they are unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong. The report sets forth lists identifying the registered public accounting firms headquartered in mainland China and Hong Kong, respectively, that the PCAOB is unable to inspect or investigate completely, and as of the date of this prospectus, Onestop and Marcum Asia are not included in the list of PCAOB Identified Firms in the PCAOB Determinations issued on December 16, 2021. On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the U.S. Securities and Exchange Commission. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations issued in December 2021. As such, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCA Act for the fiscal year ended December 31, 2022. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from Nasdaq Stock Market. In addition, whether the PCAOB will continue be able to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. The PCAOB is required under the HFCA Act to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCA Act as and when appropriate. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the Holding Foreign Companies Accountable Act, by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See “Risk Factors—Risks Related to Doing Business in China—If the PCAOB is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our shares. A trading prohibition for our shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors, if any, would deprive our investors of the benefits of such inspections.” of this prospectus.

Cash and Asset Flows through Our Organization

We transfer cash to our wholly-owned Hong Kong subsidiaries, by making capital contributions or providing loans, and the Hong Kong subsidiaries transfer cash to the subsidiaries in China by making capital contributions or providing loans to them. See “Item 18—Financial Statements” on page 138 of our most recent annual report on Form 20-F. No dividends or distributions have been declared to pay to the Company from our subsidiaries. No dividends or distributions were made by the Company to any U.S. investors. The Company does not have any present plan to pay any cash dividends on its ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. The majority of the Company’s and our PRC subsidiaries’ income is received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. See “Summary of Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” of this prospectus; and “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. Moreover, the Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.” of this prospectus; and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” on page 41 of our annual report on Form 20-F for the fiscal year ended December 31, 2022. The Company has not made any dividend payments in the past and is not planning to make dividend payments in the near future in order to preserve capital to fund business growth. The amounts restricted include the paid-up capital and the statutory reserve funds of our PRC subsidiaries and historically owned VIEs, totaling US$7.6 million, US$117.1 million and US$121.7 million as of December 31, 2020, 2021, and 2022, respectively. See “Dividend Distributions and Cash Transfers within our Organization”.

Moreover, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company or its subsidiaries by the PRC government to transfer cash or assets. See “Summary of Risk Factors—Risks Related to Our Corporate Structure—Investing in our securities is highly speculative and involves a significant degree of risk as we are a holding company incorporated in the Cayman Islands and historically operate our business through VIE structure. To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company or its subsidiaries by the PRC government to transfer cash or assets.” of this prospectus; and “Item 3. Key Information—D. Risk Factors—Our adjustment of corporate structure and business operations and the termination of contractual arrangement with the VIEs may not be liability-free.” on page 32 of our most recent annual report on Form 20-F.

This prospectus provides a general description of the securities we or the selling securityholders may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We may, from time to time, offer and sell these securities and selling securityholders may, from time to time, offer the securities through public or private transactions, directly or through one or more underwriters, dealers, brokers and agents, on or off the Nasdaq Capital Market, or Nasdaq, at prevailing market prices or at privately negotiated prices. If any underwriters, dealers, brokers or agents are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the name of the underwriter, dealer, broker or agent and any applicable commissions or discounts. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Our Ordinary Shares are listed on Nasdaq under the symbol “KXIN.” On June 26, 2023, the last reported sale price of the ordinary shares on Nasdaq was US$0.34 per ordinary share.

We have experienced and may continue to experience price volatility in our ordinary shares. See related risk factors in our most recent annual report on Form 20-F.

Investing in our securities involves risks. See “Risk Factors” beginning on page 15 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. The term registration statement means the Prior Registration Statement and any and all amendments including the schedules and exhibits to the Prior Registration Statement and this registration statement, which is combined with the Prior Registration Statement pursuant to Rule 429 under the Securities Act. We may, from time to time, offer and sell, in one or more offerings, up to US$300,000,000, together or separately, of our ordinary shares with a par value of US$0.00005 per share (“Ordinary Shares”), preferred shares, debt securities, warrants, rights, and units, or any combination thereof as described in this prospectus. In addition, selling securityholders named in Prior Registration Statement and this prospectus or their transferees may, from time to time in one or more offerings, offer and sell up to 149,569,964 52,562,303 of our Ordinary Shares (including 7,138,863 Ordinary Shares issuable upon the exercise of warrants and 50,000,000 Ordinary Shares issuable upon the conversion of 50,000 convertible Series F Preferred Shares) and up to 7,138,863 warrants to purchase 7,138,863 of our Ordinary Shares.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. Neither we nor the selling securityholders have authorized anyone to provide you with additional or different information. Neither we nor the selling securityholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. Neither we nor the selling securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security, unless we indicate otherwise. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

•	“Business Combination” are to the transactions contemplated by the share exchange agreement dated as of November 2, 2018 by and among CM Seven Star Acquisition Corporation, KAG and Renren, pursuant to which we acquired 100% of the equity interests of KAG from Renren on April 30, 2019;

•	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

•	“Dealerships” are to our dealership businesses operated by special purpose holding companies in which we possess majority ownership and voting control;

•	“Haitaoche” are to Haitaoche Limited;

•	“Haitaoche Acquisition” are to the transaction closed on June 25, 2021 in which Kaixin issued to shareholders of Haitaoche an aggregate of 74,035,502 ordinary shares of Kaixin in exchange of 100% share capital of Haitaoche;

•	“KAG” are to Kaixin Auto Group, our wholly-owned subsidiary acquired from Renren;

•	“Kaixin,” “we,” “us,” “the Company,” “our company” or “our” are to Kaixin Auto Holdings, our Cayman Islands holding company, and in the context of describing the combined and consolidated financial statements, also includes Kaixin’s subsidiaries and consolidated affiliated entities;

•	“Renren” are to Renren Inc., its subsidiaries its consolidated affiliated entities, and subsidiaries of its consolidated affiliated entities. The ADSs of Renren Inc. are listed on New York Stock Exchange under the symbol RENN;

•	“RMB” or “Renminbi” are to the legal currency of China;

•	“SaaS” are to “software-as-a-service”;

•	“US$,” “U.S. dollars,” “$,” or “dollars” are to the legal currency of the United States;

•	“U.S. GAAP” are to accounting principles generally accepted in the United States; and

•	“variable interest entities” or “VIEs” are to certain variable interest entities, including (i) Shanghai Qianxiang Changda Internet Information Technologies Development Co., Ltd., or Qianxiang Changda, and Zhejiang Jieying Auto Retail Co., Ltd., or Zhejiang Jieying, formerly known as Shanghai Jieying Auto Retail Co., Ltd., (together, the “Kaixin VIEs”, each a “Kaixin VIE”), and (ii) Qingdao Shengmeilianhe Import Automobile Sales Co., Ltd. (or “Qingdao Shengmei” or the “Haitaoche VIE”; and together with the Kaixin VIEs, the “VIEs”). The VIEs are 100% owned by PRC citizens and a PRC entity owned by PRC citizens, and are consolidated into our consolidated financial statements in accordance with U.S. GAAP as if they were our wholly-owned subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus may contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2022. These risks and uncertainties include factors relating to:

•	our goals and growth strategies;

•	our future business development, results of operations, and financial condition;

•	expected growth of the PRC automotive and related industries;

•	our expectations regarding the demand for, and market acceptance of, our products and services;

•	our expectations regarding our relationships with distributors, customers, suppliers, strategic partners and other stakeholders;

•	competition in our industry;

•	relevant government policies and regulations relating to our industry;

•	other factors that may affect our financial condition, liquidity, and results of operations;

•	other risk factors discussed under “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2022; and

•	assumptions underlying or related to any of the foregoing.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events. You are cautioned to consider these and any other factors that are discussed in the section entitled “Risk Factors” elsewhere in this prospectus, in our most recent annual report on Form 20-F, and in any prospectus supplement or documents we incorporate by reference into this prospectus. These risks are not exhaustive. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus.

PROSPECTUS SUMMARY

Our Corporate Structure

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct our operations through our PRC subsidiaries in China.

The following diagram illustrates our corporate structure, including our significant subsidiaries, as of the date of this prospectus:

As of the date of this prospectus, we have no VIEs in the PRC. Historically, as a Cayman Islands holding company, we conduct our operations in China through our PRC subsidiaries and the VIEs. To mitigate the uncertainties in our corporate structure and exert full control on our operating entities, we transferred operations in the VIEs to our wholly-owned entities and disposed of Renren Finance, Inc., which was our wholly-owned subsidiary that contractually controls the VIEs. As such, revenues contributed by the VIEs and their subsidiaries only accounted for 100% of our total revenues during the period from 2020 to the Disposal Completion Date.

On August 5, 2022, KAG, our wholly-owned subsidiary, and Stanley Star entered into the August 2022 Agreement, pursuant to which KAG agrees to sell all the shares it held in Renren Finance, Inc. along with its subsidiaries and VIEs and the VIEs’ subsidiaries to Stanley Star, an independent third party company incorporated in BVI, at a consideration of $1. In addition, the August 2022 Agreement stipulates that on the date of the Disposal Completion Date, if the net liability of the Disposal Group exceeded RMB20 million, the Company shall make compensation to Stanley Star accordingly.

The sale of Disposal Group and the ownership transfer were completed on October 27, 2022, on which date the net book value of the Disposal Group recorded net liabilities which was approximately $24.6 million. Accordingly, on December 28, 2022, KAG and Stanley Star entered into a supplemental agreement pursuant to which the Company agrees to compensate Stanley Star pursuant to the August 2022 Agreement. On March 24, 2023, KAG and Stanley Star entered into an amendment to the supplemental agreement, the Series F Agreement, pursuant to which the Company agrees to issue Stanley Star an aggregate of 50,000 convertible Series F Preferred Shares, each of which is convertible into 1,000 ordinary shares of the Company. The issuance of Series F Preferred Shares was closed in May 2023 upon the relevant approval from the competent authorities of the Company under the laws of the Cayman Islands.

With the disposition of the Disposal Group, all VIEs were disposed on October 27, 2022, See “Item 4. Information on the Company – A. History and Development of the Company – Disposal of Renren Finance, Inc.” on page 57 in our most recent annual report on Form 20-F. As a result, the contractual arrangements between our wholly-owned entities and the relevant VIEs were terminated, which includes Loan Agreements, Equity Option Agreement, Power of Attorney, Business Operation Agreement, Equity Pledge Agreement, Exclusive Technology Support and Technology Services Agreement, Intellectual Property Right License Agreement, Agreement on Disposal of Equity and Assets, etc. For a detailed description of the relevant VIE agreements, see “Item 4. Information on the Company – C. Organizational Structure – Contractual Agreements with the VIEs and Their Shareholders.” on page 84 to 87 in our most recent annual report on Form 20-F. As of the date of this prospectus, we conduct our operations exclusively through our wholly-owned subsidiaries.

We are subject to certain legal and operational risks associated with being based in China and the complex and evolving PRC laws and regulations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material change in the operations of our subsidiaries, significant depreciation of the value of our ordinary shares, a complete hindrance of our ability to offer or continue to offer our securities to investors, or cause the value of such securities to significantly decline or be worthless. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including those related to variable interest entities, data security, and anti-monopoly concerns. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what future impact such modified or new laws and regulations will have on our daily business operations, the ability to accept foreign investments and our continued listing on the Nasdaq Stock Market. For a detailed description of risks related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China” included in our most recent annual report on Form 20-F.

PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or be of little or no value. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are required to file with the CSRC within 3 working days after the subsequent securities offering is completed and we might face warnings or fines if we fail to fulfill related filing procedure. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims.” included in our most recent annual report on Form 20-F. Moreover, the SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations or implement rules that require us or our subsidiaries to obtain permissions from PRC regulatory authorities to conduct our operations in China. If the CSRC or other regulatory agencies later promulgate new rules or explanations requiring us to obtain their approvals for this offering, we may be unable to obtain a waiver of such requirement. Further, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, according to the Revised Measures of Cybersecurity Review which was promulgated on December 28, 2021 and entered into force and effect and replaced the Measures for Cybersecurity Review on February 15, 2022, a “online platform operator” that holds personal information of more than one million users shall report to Cybersecurity Review Office for cybersecurity review when it seeks to list its securities overseas. Our subsidiaries that operate online platforms in the PRC will be recognized as online platform operators. Therefore, the Revised Measures of Cybersecurity Review shall apply to such online platform operators. As of the date of this prospectus, for entities that have been listed overseas before the implementation of the Revised Measures of Cybersecurity Review and intend to issue additional shares rather than doing a public listing, the Revised Measures of Cybersecurity Review do not clearly stipulate that such entities or their subsidiaries, as “online platform operators”, shall report to Cybersecurity Review Office for cybersecurity review. Therefore, the Revised Measures of Cybersecurity Reviews remains unclear on whether such requirements will be applicable to companies which are already listed in the United States, such as us. It also remains uncertain whether any future regulatory changes would impose additional restrictions on companies like us. According to Measures on Security Assessment of Outbound Data Transfer issued by Cyberspace Administration of China (“CAC”) on July 7, 2022, which became effective on September 1, 2022 (“Measures on Outbound Data Transfer”), any data processor that provides data overseas and meets the specific conditions shall apply to the national cyberspace administration authority for the security assessment via the local provincial-level cyberspace administration authority. For any outbound data activity carried out before September 1, 2022 which is not in compliance with the provisions of Measures on Outbound Data Transfer, rectification shall be completed before March 1, 2023. The Measures on Outbound Data Transfer remains unclear on the consequences of failing to pass the security assessment or the responsibility of failing to apply for the security assessment. We are not able to guarantee that we will pass such security assessment nor the business operations will not be significantly affected if we fail to pass such security assessment or fail to complete such rectification. The aforementioned policies and any related implementation rules to be enacted may subject us to additional compliance requirement in the future. As these opinions were recently issued, official guidance and interpretation of the opinions remain unclear in several respects at this time. Therefore, we cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities, as well as regarding any annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we may not be able to guarantee that we will obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities.

Trading in our securities may be prohibited under the HFCA Act if the PCAOB determines that it cannot inspect or fully investigate our auditor, and that as a result, an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act, by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. In addition, on December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the U.S. Securities and Exchange Commission. On December 15, 2022, the PCAOB announced that it was able to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the Nasdaq Stock Market. Our current auditor, Onestop, and our prior auditor for the 2020 and 2021 annual reports, Marcum Asia, the independent registered public accounting firms that issue the financial reports included elsewhere in this prospectus or our most recent annual report on Form 20-F, are registered with the PCAOB. The PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. Onestop and Marcum Asia are headquartered in Singapore and New York, respectively, and, as of the date of this prospectus, they are not included in the list of PCAOB Identified Firms in the PCAOB Determinations issued on December 2021. However, recent developments with respect to audits of China-based companies, such as us, create uncertainty about the ability of our auditor to fully cooperate with the PCAOB’s request for audit workpapers without the approval of the Chinese authorities. As a result, our investors may be deprived of the benefits of PCAOB’s oversight of our auditor through such inspections. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—If the PCAOB is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our shares. A trading prohibition for our shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors, if any, would deprive our investors of the benefits of such inspections.” from page 48 to 49 of our annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 16, 2023.

Moreover, to the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company or its subsidiaries, by the PRC government to transfer cash or assets. See “Risk Factors— Investing in our securities is highly speculative and involves a significant degree of risk as we are a holding company incorporated in the Cayman Islands and historically operate our business through VIE structure. To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company or its subsidiaries by the PRC government to transfer cash or assets.” of this prospectus.

Business Overview

As of the date of this prospectus, we conduct our operations exclusively through our wholly-owned subsidiaries. The following description of our business is a description of the business of our PRC subsidiaries.

Through our PRC subsidiaries, we are primarily engaged in the sales of domestic and imported automobiles in the PRC. We are committed to providing a superior car purchase and ownership experiences to customers.

We are a leading premium used auto dealership group in China. As of December 31, 2022, we had three active used car Dealerships covering three cities in China. On average, our Dealership operators have over ten years of experiences in the used car industry. We provide used car buyers in China with access to a wide selection of used vehicles across our network of Dealerships, with a focus on premium brands, such as Audi, BMW, Mercedes-Benz, Land Rover, Bentley, Rolls-Royce, and Porsche. In addition to auto sales, for the convenience of our customers, we also provide financing channels to customers and other in-network dealers through partnerships with financial institutions.

China is the world’s largest automotive market both in demand and supply in 2022. China’s used car market is characterized by the lack of brand differentiation and limited industry consolidation.

On June 25, 2021, we closed the Haitaoche Acquisition. Haitaoche is a China-based merchant for domestic and imported automobiles. The manufacture and distribution of automobiles are undergoing significant changes in China, which are expected to create new opportunities and business models. Haitaoche strives to become a leading automobile retail platform in China. In addition to maintaining its domestic and imported new car sales business, it plans to expand into electronic vehicles and other business areas. Haitaoche aims to enter into strategic cooperation agreements with multiple electronic vehicle manufacturers in China and serve a wider group of distributors and consumers.

By integrating the operations and resources of Haitaoche with the used car dealership business, we are engaged in the sales of both new and used, domestic and imported automobiles. We sourced, marketed and sold approximately 697, 1,814, and 879 vehicles to customers across China in 2020, 2021 and 2022, respectively.

We are actively looking for opportunities to expand into the business area of electronic vehicles. We have set up the New Energy Vehicles Department in 2021 and delivered the new NEV prototype to our customer at the end of 2022. We released our new energy vehicle strategic plan on December 1, 2021, and we target to quickly expand our new energy vehicle team and start with developing commercial new energy vehicles for intra-city and inter-city logistics applications in the initial stage.

In addition, we have reached into a strategic partnership with Beijing Bujia Technology Co., Ltd. (“Bujia”) and obtained a sales order for 5,000 new energy logistics vehicles with Bujia, a leading automobile logistics service provider in China. It will order a total of RMB1 billion (equivalent to around US$156 million) worth of new energy vehicles from our Company in the next few years. The first model vehicle was delivered to Bujia in July 2022. We aim to continuously establish strategic partnerships with platforms that have big sales potentials and to make customized production according to customer needs.

Summary of Risk Factors

Investing in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F.

Risks Related to the Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

•	We have a history of losses and negative cash flows from operating activities, and we may not achieve or maintain profitability in the future;

•	We have a limited operating history in the automobile sales business. Our historical financial and operating performance may not be indicative of, or comparable to, its future prospects and results of operations;

•	Our Dealerships conduct various aspects of our business, and we face risks associated with our Dealerships, their employees and other personnel;

•	We may not be able to successfully expand or maintain our network of Dealerships;

•	Any difficulties in identifying, consummating and integrating acquisitions, investments or alliances may expose us to potential risks and have an adverse effect on our business, results of operations or financial condition;

•	The quality of the premium used automobiles that our subsidiaries offer is critical to the success of our business;

•	Our success depends upon the continued contributions of our sales representatives; and

•	We may need additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, and financing may not be available on terms acceptable to us, or at all.

For more detailed discussions of these risks, see “Item 3. Key Information — D. Risk Factors—Risks Related to Our Business and Industry” on page 13 to 31 of our annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 16, 2023.

Risks Related to Our Corporate Structure

Risks and uncertainties relating to our corporate structure include, but are not limited to, the following:

•

Investing in our securities is highly speculative and involves a significant degree of risk as we are a holding company incorporated in the Cayman Islands and historically operate our business through VIE structure. To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company or its subsidiaries by the PRC government to transfer cash or assets.

•	Our adjustment of corporate structure and business operations and the termination of contractual arrangements with the VIEs may not be liability-free.

•	If the custodians or authorized users of our controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations may be materially and adversely affected. See “Item 3. Key Information—D. Risk Factors — Risks Related to Our Corporate Structure — If the custodians or authorized users of our controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations may be materially and adversely affected.” on page 33 of our annual report on Form 20-F for the fiscal year ended December 31, 2022; and

•	Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law, and it may materially and adversely affect the viability of our current corporate structure, corporate governance and business operations. See “Item 3. Key Information—D. Risk Factors — Risks Related to Our Corporate Structure — Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law, and it may materially and adversely affect the viability of our current corporate structure, corporate governance and business operations.” on page 33 and 34 of our annual report on Form 20-F for the fiscal year ended December 31, 2022.

For more detailed discussions of these risks, see page 32 to 34 of our annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 16, 2023.

Risks Related to Doing Business in China

We, our subsidiaries and the PRC operating entities are also subject to risks and uncertainties relating to doing business in China in general, including, but are not limited to, the following:

•	The Chinese government may exercise significant oversight and discretion over the conduct of business in the PRC and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us.” of this prospectus and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are required to file with the CSRC within 3 working days after the subsequent securities offering is completed and we might face warnings or fines if we fail to fulfill related filing procedure. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims.” on page 34 to 37 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	Uncertainties with respect to the PRC legal system could adversely affect us. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of our ordinary shares. In addition, there are significant risks and uncertainties regarding enforcement of laws in China and rules and regulations in China can change quickly with little advance notice. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties with respect to the PRC legal system could adversely affect us.” of this prospectus;

•	Our ordinary shares may be delisted and prohibited from being traded under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditor. The delisting and the cessation of trading of our ordinary shares, or the threat of their being delisted and prohibited from being traded, may materially and adversely affect the value of your investment. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act, by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. Our current auditor, Onestop, and our prior auditor for the 2020 and 2021 annual reports, Marcum Asia, the independent registered public accounting firms that issue the financial reports included elsewhere in this prospectus or our most recent annual report on Form 20-F, are registered with the PCAOB. The PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. Onestop and Marcum Asia are headquartered in Singapore and New York, respectively, and, as of the date of this prospectus, are not included in the list of PCAOB Identified Firms in the PCAOB Determinations issued in December 2021. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — If the PCAOB is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our shares. A trading prohibition for our shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors, if any, would deprive our investors of the benefits of such inspections” on page 48 and 49 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	The PRC government’s significant oversight over our business operations could result in a material adverse change in our operations and the value of our ordinary shares. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China —Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are required to file with the CSRC within 3 working days after the subsequent securities offering is completed and we might face warnings or fines if we fail to fulfill related filing procedure. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims.” on page 34 through 37 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within China. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within China.” on page 39 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” on page 41 through 42 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may cause a delay in or prevent us from using offshore funds to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may cause a delay in or prevent us from using offshore funds to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” on page 41 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	We are required to obtain certain licenses and permits for our business operations, and we may not be able to obtain or maintain such licenses or permits. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — We are required to obtain certain licenses and permits for our business operations, and we may not be able to obtain or maintain such licenses or permits.” on page 42 and 43 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	PRC regulations relating to offshore investment activities by PRC residents may limit the ability of our PRC subsidiaries to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC laws. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — PRC regulations relating to offshore investment activities by PRC residents may limit the ability of our PRC subsidiaries to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC laws.” on page 45 and 46 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies, and heightened scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions that we may pursue in the future. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies, and heightened scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions that we may pursue in the future.” on page 47 of our annual report on Form 20-F for the fiscal year ended December 31, 2022;

•	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus based on foreign laws. See “D. Risk Factors — Risks Related to Doing Business in China — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus based on foreign laws.” of this prospectus and “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this Annual Report based on foreign laws.” on page 40 of our annual report on Form 20-F for the fiscal year ended December 31, 2022; and

For more detailed discussions of these risks, see “Risk Factors—Risks Related to Doing Business in China” of this prospectus and page 34 to 49 of our annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 16, 2023.

Risks Related to our Ordinary Shares

In addition to the risks and uncertainties described above, we are subject to risks relating to our ordinary shares, including, but not limited to, the following:

•	The market price movement of our ordinary shares may be volatile;

•	The sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price; and

•	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our ordinary shares for return on your investment.

For more detailed discussions of these risks, see “Item 3. Key Information — D. Risk Factors—Risks Related to our Ordinary Shares” on page 49 to 54 of our annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on May 16, 2023.

Permissions Required from the PRC Authorities for Our Operations

We conduct our business through our subsidiaries in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus, our Company and our subsidiaries have not been involved in any investigations or review initiated by any PRC regulatory authority, not has any of them received any inquiry, notice or sanction for our operations or our issuance of securities to investors. Nevertheless, the SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires us and our subsidiaries to obtain permissions from PRC regulatory authorities to conduct business operations in China.

In addition, as of the date of this prospectus, except for business license, foreign investment information report to the commerce administrative authority and foreign exchange registration or filing, our consolidated affiliated Chinese entities do not have to obtain any requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company and our subsidiaries in China. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we may be required to obtain certain licenses, permits, filings or approvals for the functions and services that we provided in the future.

Dividend Distributions and Cash Transfers within our Organization

Kaixin Auto Holdings transfers cash to its wholly-owned Hong Kong subsidiaries, by making capital contributions or providing loans, and the Hong Kong subsidiaries transfer cash to the subsidiaries in China by making capital contributions or providing loans to them. Because Kaixin consolidates the financial statements of the VIEs under the U.S. GAAP in reliance upon contractual arrangements and is regarded as the primary beneficiary of the VIEs for accounting purposes, Kaixin’s subsidiaries are not able to make direct capital contribution to the VIEs and their subsidiaries prior to the termination of the VIEs. However, Kaixin’s subsidiaries may transfer cash to the VIEs by loans or by making payment to the VIEs for inter-group transactions. Although the Company does not have a formal cash management policy in place that dictates how funds shall be transferred between the Company, its subsidiaries and the VIEs and its subsidiaries or investors, cash transfers are made among the parties based on business needs in compliance of relevant PRC laws and regulations. For the years ended December 31, 2020, 2021, and 2022, the VIEs received financial support for daily operation of nil, US$3.88 million, and US$ 10.79 million from our subsidiaries, and our subsidiaries received financial support of nil, US$3.90 million, and US$10.49 million from the VIEs and their subsidiaries and of nil, nil, and US$1.25 million from the parent, respectively. For the years ended December 31, 2020, 2021, and 2022, no assets other than cash were transferred through our organization.

The cash flows that have occurred between our Company, its subsidiaries and the VIEs are summarized as follows:

	For the year ended December 31,2022
	Transfer to
		VIEs and their	Non-VIE
		Subsidiaries	subsidiaries
Transfer from	Parent	Consolidated	Consolidated

	(in thousands)
Parent	$—	$—	$1,252
VIEs and their subsidiaries	$—	$—	$10,493
Non-VIE subsidiaries	$—	$10,793	$—

	For the year ended December 31,2021
	Transfer to
		VIEs and their	Non-VIE
		Subsidiaries	subsidiaries
Transfer from	Parent	Consolidated	Consolidated

	(in thousands)
Parent	$—	$—	$—
VIEs and their subsidiaries	$—	$—	$3,897
Non-VIE subsidiaries	$—	$3,880	$—

For the year ended December 31,2020
Transfer to
(in thousands)
		VIEs and their	Non-VIE
		Subsidiaries	subsidiaries
Transfer from	Parent	Consolidated	Consolidated
Parent	$—	$—	$—
VIEs and their subsidiaries	$—	$—	$—
Non-VIE subsidiaries	$—	$—	$—

For the years ended December 31, 2020, 2021 and 2022 , no dividends or distributions were made to the Company by our subsidiaries. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. The amounts restricted include the paid-up capital and the statutory reserve funds of our PRC subsidiaries and historically owned VIEs , totaling US$7.6 million, US$117.1 million, US$121.7 million as of December 31, 2020, 2021 and 2022, respectively. Furthermore, cash transfers from our PRC subsidiaries to entities outside of China are subject to PRC government control of currency conversion. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” of our annual report for the fiscal year ended December 31, 2022, filed with the SEC on May 16, 2023. Additionally, the PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may cause a delay in or prevent us from using offshore funds to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” of our annual report for the fiscal year ended December 31, 2022, filed with the SEC on May 16, 2023.

We have not declared or paid any cash dividends, nor do we have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future.

We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. However, none of our subsidiaries has made any dividends or distributions to us or to any U.S. investors as of the date of this prospectus.

A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10%, which in case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. See “Item 3. Key Information — Risk Factors — Risks Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.” included in our most recent annual report on Form 20-F.

Financial Information Related to the VIEs

The following tables present the condensed consolidating schedule of financial information for our Company, our subsidiaries, the VIEs and the VIEs’ subsidiaries for the periods indicated.

Disaggregated Financial Information relating to the VIEs

Selected Condensed Consolidated Balance Sheet Data

	As of December 31, 2022
		Non-VIE	VIEs and their
	Parent	Subsidiaries	subsidiaries	Inter-company	Group
	Company	Consolidated	Consolidated	elimination	Consolidation

	(in thousands)
Total current assets	$13,727	$32,301	$—	$(3,726)	$42,302
Investments in subsidiaries and VIEs	$27,964	$—	$—	$(27,964)	$—
Total non-current assets	$27,964	$13,380	$—	$(27,964)	$13,380
Total assets	$41,691	$45,681	$—	$(31,690)	$55,682
Total current liabilities	$10,376	$13,219	$—	$(3,726)	$19,869
Total non-current liabilities	$—	$311	$—	$—	$311
Total liabilities	$10,376	$13,529	$—	$(3,726)	$20,179

	As of December 31, 2021
		Non-VIE	VIEs and their
	Parent	Subsidiaries	subsidiaries	Inter-company	Group
	Company	Consolidated	Consolidated	elimination	Consolidation

	(in thousands)
Amount due from VIE	$—	$42,495	$—	$(42,495)	$—
Total current assets	$—	$49,449	$51,983	$(42,495)	$58,937
Investments in subsidiaries and VIEs	$5,130	$—	$—	$(5,130)	$—
Total non-current assets	$5,130	$14,897	$326	$(5,130)	$15,223
Total assets	$5,130	$64,346	$52,309	$(47,625)	$74,160
Amount due to non-VIE	$—	$—	$42,495	$(42,495)	$—
Total current liabilities	$—	$52,518	$19,360	$(42,495)	$29,383
Total non-current liabilities	$—	$6,698	$—	$—	$6,698
Total liabilities	$—	$59,216	$19,360	$(42,495)	$36,081

Selected Condensed Consolidated Statement of Operations Data

	For the years ended December 31,2022
		Non-VIE	VIEs and their
	Parent	Subsidiaries	subsidiaries	Inter-company	Group
	Company	Consolidated	Consolidated	elimination	Consolidation

	(in thousands)
Revenue	$—	$52,962	$29,878	$—	$82,840
Cost of revenue	$—	$52,617	$29,577	$—	$82,194
Gross profit	$—	$345	$301	$—	$646
Operating expenses	$5,897	$7,605	$35,083	$—	$48,585
Loss from operations	$(6,363)	$(6,519)	$(35,057)	$—	$(47,939)
Share of loss from subsidiaries	$(78,256)	$—	$—	$78,256	$—
Net loss	$(84,619)	$(61,368)	$(16,888)	$78,256	$(84,619)
Less: net loss attributable to non-controlling interests	$—	$—	$—	$—	$—
Net loss attributable to the Company’s shareholders	$(84,619)	$(61,455)	$(16,888)	$78,256	$(84,706)

	For the year ended December 31,2021
		Non-VIE	VIEs and their
	Parent	Subsidiaries	subsidiaries	Inter-company		Group
	Company	Consolidated	Consolidated	elimination		Consolidation

	(in thousands)
Revenue	$—	$—	$253,840		$—	$253,840
Cost of revenue	$—	$—	$248,583	$		$248,583
Gross profit	$—	$—	$5,257		$—	$5,257
Operating expenses	$—	$186,691	$1,179	$		$187,870
(Loss) income from operations	$—	$(186,691)	$4,078	$		$(182,613)
Share of loss from subsidiaries	$(195,228)	$(68)	$—		$195,296	$—
Net loss	$(195,228)	$(195,160)	$(768)		$195,296	$(195,928)
Less: net income attributable to non-controlling interests	$	$	$651	$		$651
Net loss attributable to the Company’s shareholders	$(195,228)	$(195,160)	$(1,419)		$195,296	$(196,579)

	For the years ended December 31,2020
		Non-VIE	VIEs and their
	Parent	Subsidiaries	subsidiaries	Inter-company	Group
	Company	Consolidated	Consolidated	elimination	Consolidation

	(in thousands)
Revenue	$—	$—	$1,207	$—	$1,207
Cost of revenue	$—	$—	$1,207	$—	$1,207
Gross profit	$—	$—	$—	$—	$—
Operating expenses	$—	$—	$276	$—	$276
Loss from operations	$—	$—	$(276)	$—	$(276)
Share of loss from subsidiaries	$—	$—	$—	$—	$—
Net loss	$—	$—	$(166)	$—	$(166)
Less: net loss attributable to non-controlling interests	$—	$—	$—	$—	$—
Net loss attributable to the Company’s shareholders	$—	$—	$(166)	$—	$(166)

Selected Consolidated Statement of Cash Flows

	For the year ended December 31,2022
		Non-VIE	VIEs and their
	Parent	Subsidiaries	subsidiaries	Inter-company	Group
	Company	Consolidated	Consolidated	elimination	Consolidation

	(in thousands)
Net cash provided by operating activities	$(2,410)	$404	$(388)	$—	$(2,394)
Net cash (used in) provided by investing activities	$—	$(156)	$—	$—	$(156)
Net cash used in by financing activities	$(165)	$5,386	$185	$—	$5,406
Effect of exchange rate changes	$—	$—	$(1,017)	$—	$(1,017)
Net increase (decrease) in cash, cash equivalents and restricted cash	$(2,575)	$5,634	$(1,220)	$—	$1,839

	For the year ended December 31,2021
		Non-VIE	VIEs and their
	Parent	Subsidiaries	subsidiaries	Inter-company	Group
	Company	Consolidated	Consolidated	elimination	Consolidation

	(in thousands)
Net cash provided by (used in) operating activities	$—	$989	$(3,092)	$—	$(2,103)
Net cash (used in) provided by investing activities	$—	$(6,332)	$2,822	$7,777	$4,267
Net cash provided by financing activities	$—	$9,777	$—	$(7,777)	$2,000
Effect of exchange rate changes	$—	$—	$492	$	$492
Net increase in cash, cash equivalents and restricted cash	$—	$4,434	$222	$—	$4,656

	For the years ended December 31,2020
		Non-VIE	VIEs and their
	Parent	Subsidiaries	subsidiaries	Inter-company	Group
	Company	Consolidated	Consolidated	elimination	Consolidation

	(in thousands)
Net cash used in operating activities	$—	$—	$(1,135)	$—	$(1,135)
Net cash used in investing activities	$—	$—	$(290)	$—	$(290)
Net cash provided by financing activities	$—	$—	$2,132	$—	$2,132
Effect of exchange rate changes	$	$	$(104)	$	$(104)
Net increase in cash, cash equivalents and restricted cash	$—	$—	$603	$—	$603

Corporate Information

Our principal executive offices are located at 9/F, Tower A, Dongjin International Center, Huagong Road, Chaoyang District, Beijing 100015, People’s Republic of China. Our telephone number at this address is +86 10 6720 4948. Our registered office is situated at the office of Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should submit any inquiries to the address or through the telephone number of our principal executive offices. Our main website is http://ir.kaixin.com.

The information contained on our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” below, in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2022, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, under the Exchange Act that are incorporated herein by reference into, this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Risks Related to Our Corporate Structure

Our adjustment of corporate structure and business operations and the termination of contractual arrangement with the VIEs may not be liability-free.

With the disposition of Renren Finance Inc., all VIEs were disposed as of October 27, 2022. We cannot assure you that the disposal of the affiliated entities and termination of contractual arrangement with the related VIE structures in the PRC will not give rise to dispute or liability, or that such disposal and discontinuation of operations will not adversely affect our overall results of operations and financial condition. We cannot guarantee that we will not continue to be subject to PRC regulatory inspection and/or review, especially when there remains significant uncertainty as to the scope and manner of the regulatory enforcement. If we become subject to regulatory inspection and/or review by the China Securities Regulatory Commission, or the CSRC, Cyberspace Administration of China, or the CAC or other PRC authorities, or are required by them to take any specific actions, it could cause suspension or termination of the future offering of our securities, disruptions to our operations, result in negative publicity regarding our company, and divert our managerial and financial resources.

Investing in our securities is highly speculative and involves a significant degree of risk as we are a holding company incorporated in the Cayman Islands and historically operate our business through VIE structure. To the extent cash or assets in the business are in the PRC/Hong Kong or a PRC/Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of the holding company or its subsidiaries by the PRC government to transfer cash or assets.

We a holding company with no material operations of our own. Historically, we conducted our operations through our subsidiaries and the VIEs and their subsidiaries organized under the laws of the PRC, with which our subsidiaries maintain certain contractual arrangements. These contractual arrangements, which were not equivalent to equity ownership in the business of the VIEs, enabled us to consolidate the financial statements of the VIEs and their subsidiaries under U.S. GAAP and we were regarded as the primary beneficiary of the VIEs for accounting purposes. The structure involves unique risks to investors. The VIE structure provides contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. To mitigate the risks, we transferred operations in the VIEs to our wholly-owned entities and disposed of Renren Finance, Inc., which was our wholly-owned subsidiary that contractually controls the VIEs. See “Item 3. Key Information — Risk Factors — Risks Related to Our Corporate Structure — Our adjustment of corporate structure and business operations and the termination of contractual arrangement with the VIEs may not be liability-free.” and “Item 4. Information on the Company — C. Organizational Structure.” of our most recent annual report on Form 20-F.

In addition, any actions by the Chinese government to exert more oversight and control over securities that are listed overseas or foreign investment in China-based issuers could significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Moreover, we have no operations outside PRC, and cash generated from operations in the PRC may not be available for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash. The transfer of funds and assets among us and our Hong Kong and PRC subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future. As a result of the above, to the extent cash or assets of our business, or of the PRC operating entities, is in the PRC or Hong Kong, such funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.

Risks Related to Doing Business in China

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are required to file with the CSRC within 3 working days after the subsequent securities offering is completed and we might face warnings or fines if we fail to fulfill related filing procedure. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Under the current government leadership, the government of the PRC has been pursuing reform policies which have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, death, bankruptcy or criminal proceedings. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.

On June 10, 2021, the SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

In early July 2021, regulatory authorities in China launched cybersecurity investigations with regard to several China-based companies that are listed in the United States. The Chinese cybersecurity regulator announced on July 2, 2021 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other Internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and Boss of KANZHUN LIMITED (Nasdaq: BZ). On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from this sector.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure (the “Regulations”), which took effect on September 1, 2021. The Regulations supplemented and specified the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures, which was issued on April 13, 2020 and was amended on December 28, 2021. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC (the “Personal Information Protection Law”), which took effect in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking; (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights; and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

As such, the Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulations by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with the existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, we are required to file with the CSRC within 3 working days after the subsequent securities offering is completed and we might face warnings or fines if we fail to fulfill related filing procedure. Although there are still uncertainties regarding the interpretation and implementation of relevant regulatory guidance, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and five relevant guidelines which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime.

The Overseas Listing Trial Measures provide that if the issuer both meets the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering subject to the filing procedure set forth under the Overseas Listing Trial Measures: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by the issuer’s domestic companies; and (ii) the issuer’s business activities are substantially conducted in mainland China, or its principal place of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in mainland China. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis.

On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that on or prior to the effective date of the Overseas Listing Trial Measures, domestic companies that have been completed their overseas offering and listing, which are called as “the stock enterprises (存量企业)”. As a stock enterprise (存量企业), we shall file with the CSRC within 3 working days after the subsequent securities offering is completed. The CSRC shall order rectification, issue warnings and impose fines to the company fails to fulfill filing procedure as stipulated in Overseas Listing Trial Measures.

In addition, the CSRC published the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises on February 24, 2023, which became effective on March 31, 2023. The CSRC stipulates domestic enterprises, securities companies and securities service agencies which provide the corresponding services in the course of overseas issuance and listing of domestic enterprises, shall strengthen legal awareness of confidentiality of State secrets and archives administration, establish a sound system for confidentiality and archives work, adopt the requisite measures to perform the responsibilities of confidentiality and archives administration.

As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will always be able to comply with new regulatory requirements relating to our future overseas capital-raising activities. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims.

In addition, on December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review (the “Revised Review Measures”), which became effective and replaced the Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Given the recency of the issuance of the Revised Review Measures, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. For example, it is unclear whether the requirement of cybersecurity review applies to follow-on offerings by an “online platform operator” that is in possession of personal data of more than one million users where the offshore holding company of such operator that is already listed overseas. Furthermore, the CAC released the draft of the Regulations on Network Data Security Management (the “Draft Regulations”) in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. On July 7, 2022, CAC promulgated Measures for the Measures on Outbound Data Transfer, which became effective on September 1, 2022 and provide that a data processor is required to apply for security assessment for cross-border data transfer in any of the following circumstances: (i) where a data processor provides critical data to offshore entities and individuals; (ii) where a CIIO or a data processor which processes personal information of more than one million individuals provides personal information to offshore entities and individuals; (iii) where a data processor has provided personal information in the aggregate of more than 100,000 individuals or sensitive personal information of more than 10,000 individuals in total to offshore entities and individuals since January 1 of the previous year; or (iv) other circumstances prescribed by the CAC for which declaration for security assessment for cross-board transfer of data is required. Furthermore, on August 31, 2022, the CAC promulgated the Guidelines for filing the Outbound Data Transfer Security Assessment (Version 1), which provides that acts of outbound data transfer include (i) overseas transmission and storage by data processors of data generated during mainland China domestic operations; (ii) the access to, use, download or export of the data collected and generated by data processors and stored in mainland China by overseas institutions, organizations or individuals; and (iii) other acts as specified by the CAC. The Revised Review Measures and the Draft Regulations remain unclear on whether the relevant requirements will be applicable to companies, which have been listed in the United States, such as us. They also remain uncertain whether the future regulatory changes would impose additional restrictions on companies like us. We cannot predict the impact of the Revised Review Measures and the Draft Regulations, if any, at this stage, and we will closely monitor and assess any development in the rule-making process.

We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities, as well as regarding any annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we are not able to guarantee that we will obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is based on written statutes. Unlike under common law systems, decided legal cases have little value as precedents in subsequent legal proceedings. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general and forms of foreign investment (including in respect of wholly foreign owned enterprises) in particular. These laws, regulations and legal requirements are relatively new and are often changing, and their interpretation and enforcement depend to a large extent on relevant government policy and involve significant uncertainties that could limit the reliability of the legal protections available to us.

The Chinese government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our ordinary shares. In addition, there are significant risks and uncertainties regarding enforcement of laws in China and rules and regulations in China can change quickly with little advance notice. In 2021, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

We cannot predict the effects of future developments in government policy or the PRC legal system in general. We may be required in the future to procure additional permits, authorizations and approvals for our existing and future operations, which may not be obtainable in a timely fashion or at all, or may involve substantial costs and unforeseen risks. An inability to obtain, or the incurrence of substantial costs in obtaining, such permits, authorizations and approvals may have a material adverse effect on our business, financial condition and results of operations.

Recent regulatory initiatives implemented by the PRC competent government authorities on cyberspace data security may have introduced uncertainty in our business operations and compliance status, which could result in materially adverse impact on our business, results of operations, our listing on Nasdaq, and this offering.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, promulgated Trial Administrative Measures of the Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) and five relevant guidelines which became effective on March 31, 2023. The Overseas Listing Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime.

The Overseas Listing Trial Measures provide that if the issuer both meets the following criteria, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering subject to the filing procedure set forth under the Overseas Listing Trial Measures: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by the issuer’s domestic companies; and (ii) the issuer’s business activities are substantially conducted in mainland China, or its principal place of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in mainland China. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis.

On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that on or prior to the effective date of the Overseas Listing Trial Measures, domestic companies that have been completed their overseas offering and listing, which are called as “the stock enterprises (存量企业)”. As a stock enterprise (存量企业), we shall file with the CSRC within 3 working days after the subsequent securities offering is completed. The CSRC shall order rectification, issue warnings and impose fines to the company fails to fulfill filing procedure as stipulated in Overseas Listing Trial Measures.

In addition, the CSRC published the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises on February 24, 2023, which became effective on March 31, 2023. The CSRC stipulates domestic enterprises, securities companies and securities service agencies which provide the corresponding services in the course of overseas issuance and listing of domestic enterprises, shall strengthen legal awareness of confidentiality of State secrets and archives administration, establish a sound system for confidentiality and archives work, adopt the requisite measures to perform the responsibilities of confidentiality and archives administration.

As there are still uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that we will always be able to comply with new regulatory requirements relating to our future overseas capital-raising activities. We may become subject to more stringent requirements with respect to matters including cross-border investigation and enforcement of legal claims.

In addition, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters.

However, given the recency of the rules, there are uncertainties in the enforcements of the rule and we have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC or other PRC authorities. It also remains uncertain whether any future regulatory changes would impose additional restrictions on companies such as ours. Thus, it is still uncertain how PRC governmental authorities will regulate overseas listing in general and whether we are required to obtain any specific regulatory approvals. Furthermore, if the China Securities Regulatory Commission, or the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering and any follow-on offering, we may be unable to obtain such approvals which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors. We may not be able to guarantee that we will obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities.

It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in this prospectus based on foreign laws.

We are a company incorporated under the laws of the Cayman Islands, we conduct all of our operations in China and all of our assets are located in China. In addition, except for our chief financial officer and director, Ms. Yi Yang, who is a U.S. citizen, all other officers and directors are PRC nationals. All of our officers and directors reside within China, namely our chairman and chief executive officer, Mr. Mingjun Lin, our chief financial officer, Yi Yang, and our directors Mr. Deqiang Chen, Mr. Xiaolei Gu, and Mr. Lin Cong. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult to effect service of process within the United States upon these persons. See “Item 6. Directors, Senior Management and Employees – A. Directors and senior management” of our annual report on Form 20-F for the fiscal year ended December 31, 2022.

In addition, there is uncertainty as to whether the courts of the Cayman Islands and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in the Cayman Islands or other jurisdictions against us or such persons predicated upon the securities laws of the United States or any of our state. In particular, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China regarding the judgments of a court in any of these non-PRC jurisdictions in relation to any matters not subject to a binding arbitration provision may be difficult or even impossible.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. Moreover, the Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

We are a Cayman Islands holding company, and we rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and repay any debt that we may incur. The ability of our PRC subsidiaries to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, which is determined in accordance with the PRC accounting standards and regulations. In addition, according to the PRC Company Law, each of our PRC subsidiaries, as a wholly foreign-owned enterprise in China, is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until the aggregate amount of such reserve reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may also restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

Furthermore, under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from SAFE as long as certain procedural requirements are met. Approval from appropriate government authorities is required if RMB is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The Chinese government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders.

See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements that we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” on page 41 of our annual report on Form 20-F for the fiscal year ended December 31, 2022.

If the PCAOB is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our shares. A trading prohibition for our shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors, if any, would deprive our investors of the benefits of such inspections.

The Holding Foreign Companies Accountable Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act, by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and Ministry of Finance, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law.

On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. The PCAOB vacated its previous determinations issued in December 2021 accordingly. As a result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCA Act for the fiscal year ended December 31, 2022 after we file our annual report on Form 20-F for such fiscal year. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. The PCAOB is required under the HFCA Act to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCA Act as and when appropriate.

Our current auditor, Onestop, and our prior auditor for the 2020 and 2021 annual reports, Marcum Asia, the independent registered public accounting firms that issued our financial reports incorporated by reference in this prospectus or included in our most recent annual report on Form 20-F, are registered with the PCAOB. The PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. Onestop and Marcum Asia are headquartered in Singapore and New York, respectively, and, as of the date of this prospectus, were not included in the list of PCAOB Identified Firms in the PCAOB Determinations issued in December 2021.

Our ability to retain an auditor subject to the PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. Both Onestop and Marcum Asia’s audit working papers related to us are located in China. With respect to audits of companies with operations in China, such as our Company, there are uncertainties about the ability of the auditor to fully cooperate with a request by the PCAOB for audit working papers in China without the approval of Chinese authorities.

Whether the PCAOB will be able to conduct inspections of our auditor, including but not limited to inspection of the audit working papers related to us, in the future is subject to substantial uncertainty and depends on a number of factors out of our, and our auditor’s, control. If our shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. Such a prohibition would substantially impair your ability to sell or purchase our shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — If the PCAOB is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our shares. A trading prohibition for our shares, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors, if any, would deprive our investors of the benefits of such inspections” on page 48 to 49 of our annual report on Form 20-F for the fiscal year ended December 31, 2022.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus (as may be detailed in a prospectus supplement) up to a total dollar amount of US$300,000,000 in one or more offerings. The selling securityholders may sell from time to time pursuant to this prospectus up to 149,569,964 ordinary shares (including 7,138,863 ordinary shares issuable upon exercise of the warrants and 50,000,000 Ordinary Shares issuable upon the conversion of 50,000 convertible Series F Preferred Shares) and up to 7,138,863 warrants to purchase 7,138,863 of our Ordinary Shares. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. See “Plan of Distribution.” We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for general corporate purposes, which may include capital expenditures, working capital, and other business opportunities.

We will not receive any proceeds from the sale of any securities by the selling securityholders. The selling securityholders will receive all of the net proceeds from the sale of any securities offered by them under this prospectus. The selling securityholders will bear any underwriting discounts and commission and expenses incurred by them for brokerage, accounting, tax, legal services or any other expenses incurred by the selling securityholders in disposing of these securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated under the laws of the Cayman Islands and our affairs are governed by our third amended and restated memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital was US$50,000 divided into (a) 999,926,000 ordinary shares of a par value of US$0.00005 each, (b) 6,000 Series A convertible preferred shares of a par value of US$0.0001 each, (c) 6,000 Series D convertible preferred shares of a nominal or par value of US$0.0001 each, and (d) 50,000 convertible Series F Preferred Shares of a nominal or par value of US$0.0005 each. As of the date of this prospectus, there are 228,250,210 ordinary shares, no Series A convertible preferred share, 6,000 Series D convertible preferred shares issued and outstanding, and 50,000 convertible Series F Preferred Shares issued and outstanding.

Our Third Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our Third Amended and Restated Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our ordinary shares and warrants.

Ordinary Shares

General. Our ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Our third amended and restated memorandum and articles of association provide that the directors may, before recommending or declaring any dividends, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Each ordinary share shall be entitled to one vote on all matters subject to a vote at general meetings of our company. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands). A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than one tenth of the paid up voting share capital of the Company which are present in person or by proxy at the meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting and includes a unanimous written resolution. A special resolution will be required for important matters such as a change of name or making changes to our third amended and restated memorandum and articles of association. Holders of the ordinary shares may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our third amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by any director. Advance notice of at least seven calendar days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present in person or by proxy, representing not less than an aggregate of one-third of all votes attaching to all of our shares in issue and entitled to vote.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our third amended and restated memorandum and articles of association provide that upon the requisition of shareholders representing in aggregate not less than one-fifth of the votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board of directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our third amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions contained in our third amended and restated articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with our company, accompanied by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

●	the shares to be transferred are free of any lien in favor of our company;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required; and

●	in case of a transfer to joint holders, the number of joint holders to whom the Shares is to be transferred does not exceed four; a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require, is paid to our company in respect thereof.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders (provided that no such purchase may be made contrary to the terms or manner recommended by the board of directors). Under the Companies Act, the redemption or repurchase of any shares may be paid out of our company’s profits or out of the proceeds of a new issuance of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such shares may be redeemed or repurchased (a) unless it is fully paid up; (b) if such redemption or repurchase would result in there being no shares outstanding; or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid shares for no consideration.

Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares, the rights attaching to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, subject to our articles of association, be varied or abrogated with the consent in writing of the holders of a majority of the issued shares of that class or series or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class or series. The rights conferred upon the holders of the shares of any class or series issued with the preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking in priority thereto or pari passu therewith.

Issuance of Additional Shares. Our third amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our third amended and restated memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of the ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general rights under the Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for the memorandum and articles of association, any special resolutions passed by our shareholders and the register of mortgages and charges). However, we will provide our shareholders with annual audited financial statements.

Anti-Takeover Provisions. Some provisions of our third amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further votes or actions by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our third amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Changes in Capital. We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

●	consolidate and divide all or any of the share capital into shares of a larger par value than the existing shares;

●	subdivide the existing shares, or any of them into shares of a smaller par value than is fixed by our third amended and restated memorandum of association (subject, nevertheless, to the Companies Act) provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

We may by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner authorized by law.

Indemnification of Directors and Officers. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our third amended and restated memorandum and articles of association provides that our directors and officers shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person's own dishonesty, willful default or fraud, in or about the conduct of the Company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Preferred Shares

Our third amended and restated memorandum and articles of association provides that our board of directors may provide, out of the unissued shares, for series of preferred shares, and before any preferred shares of any such series are issued, the board of directors shall fix, among other things, the designation of such series, the number of preferred shares to constitute such series, the subscription price thereof, the dividends, if any, payable on such series, voting rights, redemption rights, conversion rights, liquidation preferences and other rights of the holders of such series.

Series A Convertible Preferred Shares

The number of shares designated as Series A Convertible Preferred Shares shall be up to 6,000. Each Series A Convertible Preferred Share shall have a par value of $0.0001 per share and a stated value equal to $1,000. Holders of our Series A Convertible Preferred Shares shall have the right to receive dividend as required by the certificate of designation of Series A Convertible Preferred Shares. Our Series A Convertible Preferred Shares have no voting rights. Each Series A Convertible Preferred Share shall be convertible, at the option of its holder, into the number of ordinary shares of the Company equal to stated value divided by conversion price, which is $3.00 subject to adjustments. No Series A Convertible Preferred Share shall be converted to ordinary shares if such conversion would result in the holder and its affiliates together owning in excess of 4.99% of the outstanding ordinary shares, after giving effect to the shares issued upon conversion. We have an option to redeem the Series A Convertible Preferred Shares by delivering a redemption notice to the holders at a price of 115% of the stated value per Series A Convertible Preferred Share. In connection with any redemption notice, we shall issue to the holders an ordinary share purchase warrant in the form of the Series a Warrant to purchase up to a number equal to 50% of the principal amount of the Series A Convertible Preferred Shares subject to such optional redemption divided by the then conversion price. As of the date of this prospectus, we have no Series A Convertible Preferred Shares issued and outstanding.

Series D Convertible Preferred Shares

The number of shares designated as Series D Convertible Preferred Shares shall be up to 6,000. Each Series D Convertible Preferred Share shall have a par value of $0.0001 per share and a stated value of $1,000. Holders of our Series D Convertible Preferred Shares shall have the right to receive dividend as required by the certificate of designation of Series D Convertible Preferred Shares. Our Series D Convertible Preferred Shares have no voting rights. Each Series D Convertible Preferred Share shall be convertible, at the option of its holder, into the number ordinary shares of the Company equal to stated value divided by conversion price, which is $3.00 subject to customary anti-dilution adjustments. We have an option, after March 30, 2022, to redeem the Series D Convertible Preferred Shares by delivering a redemption notice to the holders at a price of 105% of the stated value per Series D Convertible Preferred Share. As of the date of this prospectus, we have 6,000 Series D Convertible Preferred Shares issued and outstanding.

Series F Convertible Preferred Shares

The number of shares designated as Series F Convertible Preferred Shares shall be up to 50,000. Each Series F Convertible Preferred Share shall have a par value of $0.00005 per share and a stated value of $1,000. Holders of our Series F Convertible Preferred Shares have no right to receive dividend. Our Series F Convertible Preferred Shares have no voting rights. Each Series F Convertible Preferred Shares shall be convertible, at the option of its holder, into the number of ordinary shares of the Company equal to stated value divided by conversion price, which is $1.00. We have an option, after January 1, 2023, to redeem the Series F Convertible Preferred Shares by delivering a redemption notice to the holders at a price of 105% of the stated value per Series F Convertible Preferred Share. As of the date of this prospectus, we have 50,000 Series F Convertible Preferred Shares issued and outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares in the United States is Transhare Corporation, with a mailing address of Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater FL 33764

Listing

Our ordinary shares are listed on Nasdaq under the symbol “KXIN”.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware. This discussion does not purport to be a complete statement of the rights of our shareholders under applicable law in the Cayman Islands and our third amended and restated memorandum and articles of association nor the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, with whom the arrangement is to be made that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our third amended and restated memorandum and articles of association provides that our officers and directors for the time being shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person's own dishonesty, willful default or fraud, in or about the conduct of the Company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our third amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self- dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act provides that the shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held. Our third amended and restated memorandum and articles of association provides that a resolution (including a special resolution) in writing (in one or more counterparts) signed by or on behalf of all of the shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or, in the case of corporations or other non-natural persons, signed by their duly authorized representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of our company duly convened and held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our third amended and restated memorandum and articles of association allows our shareholders holding in aggregate not less than one-fifth of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our third amended and restated memorandum and articles of association does not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our third amended and restated memorandum and articles of association does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our third amended and restated memorandum and articles of association, directors may be removed with or without cause, by a special resolution of our shareholders. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (i) dies, becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the company or tendered at a meeting of the board of directors; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; or (v) is removed from office pursuant to any other provisions of our third amended and restated memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with fiduciary duties which they owe to the Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our third amended and restated memorandum and articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our third amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our third amended and restated memorandum and articles of association, our third amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Nonresident or Foreign Shareholders. There are no limitations imposed by our third amended and restated memorandum and articles of association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our third amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF ORDINARY SHARES

We may issue our ordinary shares either alone or underlying other securities convertible into or exercisable or exchangeable for our ordinary shares.

Holders of our ordinary shares are entitled to certain rights and subject to certain conditions as set forth in our third amended and restated memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF OUR PREFERRED SHARES

Our board of directors has the authority, without action by our shareholders, to issue preferred shares in one or more series out of our authorized but unissued share capital. Our board of directors may establish the number of shares to be included in each such series and may set the designations, preferences, powers and other rights of the shares of a series of preferred shares. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of Kaixin Auto Holdings. The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

Holders of our preferred shares are entitled to certain rights and subject to certain conditions as set forth in our third amended and restated memorandum and articles of association and the Companies Act. As of the date of this prospectus, we have 6,000 authorized Series A Convertible Preferred Shares, among which 0 are issued and outstanding, 6,000 authorized, issued and outstanding Series D Convertible Preferred Shares, and 50,000 authorized, issued and outstanding Series F Convertible Preferred Shares. For details, see “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares or preferred shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for ordinary shares or preferred shares will not have any rights of holders of ordinary shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares or preferred shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Outstanding Warrants

As of the date of this prospectus, we have 23,395,062 warrants outstanding, which consist of 11,318,145 public warrants, 375,000 warrants included in units issued to E&A Callet Investment Limited (“E&A Callet”), 263,863 warrants held by Shareholder Value Fund, the sponsor of the initial public offering of CM Seven Star, underlying the units sold to Shareholder Value Fund through a private placement, 1,532,500 Series A Convertible Warrants, 1,362,221 Series B Convertible Warrants, and 2,043,333 Series C Convertible Warrants, and 6,500,000 Series D Convertible Warrants.

Public Warrants

As of the date of this prospectus, we have 11,318,145 public warrants outstanding(“Public Warrants”). Each Public Warrant is exercisable for one ordinary share at a price of $11.50 per full share. Public Warrants may only be exercised for whole numbers of shares. The Public Warrants became exercisable on April 30, 2019, the date the Business Combination was consummated. The warrants shall terminate on the earlier of (i) five years of the completion of the Business Combination, or (ii) the date on which the Public Warrants are fully redeemed by us.

During any period we fail to maintain effective registration statement, holders of Public Warrants may exercise the Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the day prior to the date of exercise.

We may redeem the outstanding Public Warrants, in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the Public Warrants are exercisable,

•	upon a minimum of 30 days’ prior written notice of redemption,

•	if, and only if, the last sales price of the ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice for redemption; and

•	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such Public Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If we call the Public warrants for redemption as described above, the management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis.”

Private Warrants

As of the date of this prospectus, there are 638,863 private warrants outstanding, expiring on the earlier of (i) five years of the completion of the Business Combination, or (ii) the date on which the Public Warrants are fully redeemed by us, each exercisable to purchase one ordinary share at a price of $11.50 per full share. The private warrants include (i) 375,000 private warrants underlying the 750,000 units purchased by E&A Callet through a subscription agreement dated January 29, 2019 warrants were issued to E&A Callet and (ii) 263,863 warrants held by Shareholder Value Fund, the sponsor of the initial public offering of CM Seven Star, underlying the units sold to Shareholder Value Fund through a private placement.

The Private Warrants have the same terms and conditions as the Public Warrants.

Series A Convertible Warrants

As of the date of this prospectus, there are 1,532,500 Series A Convertible Warrants outstanding, expiring on December 29, 2027, each exercisable to purchase one ordinary share at a price of $3.00 per full share, subject to adjustments. We will not issue fractional shares.

The following is a brief summary of certain terms and conditions of the Series A Convertible Warrants and is subject in all respect to the provisions contained in the Series A Convertible Warrants and the Securities Purchase Agreement entered into by and between our Company and KX Venturas 4 LLC, dated December 28, 2020 (the “Securities Purchase Agreement”).

Term. The Series A Convertible Warrants are exercisable on the date of issuance and will expire on the seventh anniversary of the date of issuance.

Exercisability. The Series A Convertible Warrants are exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of ordinary shares purchased upon such exercise, except in the case of a cashless exercise as discussed below. The number of ordinary shares issuable upon exercise of the Series A Convertible Warrants is subject to adjustments in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the ordinary shares. If we effect a merger, consolidation, sale of substantially all of our assets, or other similar transaction, then, upon any subsequent exercise of a Series A Convertible Warrant, the Series A Convertible Warrant holder will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of ordinary shares then issuable upon exercise in full of the Series A Convertible Warrants.

Exercise Price. The exercise price of the Series A Convertible Warrants is $3.00 per full ordinary share. The exercise price is subject to anti-dilution adjustments. For instance, in the event that we conduct subsequent equity sales at an effective price less than the exercise price then in effect, then at the consummation of the sales the exercise price shall be reduced to equal to the effective price. The exercise price is also subject to adjustments in the event of a fundamental transaction including a merger, consolidation, sale of substantially all of our assets, or other similar transaction. Subject to limited exceptions, the holder of Series A Convertible Warrants will not have the right to exercise any portion of the Series A Convertible Warrants to the extent that, after giving effect to the exercise, the holder, together with its affiliates, and any other person acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 4.9% of the number of ordinary shares outstanding immediately after giving effect to its exercise. The holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation provisions of the Series A Convertible Warrants, provided that in no event shall the limitation exceed 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise of the Series A Convertible Warrants.

Cashless Exercise. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the ordinary shares issuable upon exercise of the Series A Convertible Warrants, the holder shall have the right to exercise the Series A Convertible Warrants solely via a cashless exercise feature provided for in the Series A Convertible Warrants, until such time as there is an effective registration statement and current prospectus. Upon a cashless exercise, the holder would be entitled to receive a number of ordinary shares in accordance with certain formula set forth in the Series A Convertible Warrants.

Delivery of ordinary shares. We shall deliver the ordinary shares underlying the Series A Convertible Warrants to the holder exercising such warrants no later than the earlier of (i) two trading days following the exercise date, or (ii) one trading day after delivery of the payment of exercise price by the holder to us.

No Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the exercise of the Series A Convertible Warrants, and the number of the Series A Convertible Warrants will be rounded to the nearest whole number.

Transferability. Subject to applicable laws and restrictions, the holder may transfer, in whole or in part, the Series A Convertible Warrants upon surrender of the Series A Convertible Warrants to us with a completed and signed assignment in the form attached to the Series A Convertible Warrants.

Authorized Shares. During the period the Series A Convertible Warrants are outstanding, we will reserve from our authorized and unissued ordinary shares a sufficient number of shares to provide for the issuance of ordinary shares underlying the Series A Convertible Warrants upon exercise.

Fundamental Transactions. In the event of any fundamental transaction, generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, reclassification of our ordinary shares or the consummation of a transaction whereby more than 50% of our outstanding voting power, then the holder shall have the right to receive for each ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of ordinary shares of the successor or acquiring corporation and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ordinary shares for which the Series A Convertible Warrants is exercisable immediately prior to such event.

Waivers and Amendments. Any term of the Series A Convertible Warrants issued may be amended or waived with the written consent of us and the holder of the Series A Convertible Warrants.

Series B Convertible Warrants

As of the date of this prospectus, we have 1,362,221 Series B Convertible Warrants outstanding, expiring on August 29, 2024, each exercisable to purchase one ordinary share at a price of $3.00 per full share, subject to adjustments. We will not issue fractional shares.

Other than the expiration date, our Series B Convertible Warrants have the same terms and conditions as our Series A Convertible Warrants.

Series C Convertible Warrants

As of the date of this prospectus, we have 2,043,333 Series C Convertible Warrants outstanding, expiring on June 29, 2028, each exercisable to purchase one ordinary share at a price of $3.00 per full share, subject to adjustments. We will not issue fractional shares.

The exercisability of our Series C Convertible Warrants shall vest ratably from time to time in proportion to the holder’s exercise of the Series B Convertible Warrants as compared with all Series B Convertible Warrants issued to the holder, subject to the vesting schedule in the Series C Convertible Warrants.

Other than the vesting requirement and the expiration date, our Series C Convertible Warrants have the same terms and conditions as our Series A Convertible Warrants.

Series D Convertible Warrants

As of the date of this prospectus, we have 6,500,000 Series D Convertible Warrants outstanding, expiring on December 31, 2025, each exercisable to purchase one ordinary share at a price of $1.00 per full share, subject to adjustments. We will not issue fractional shares.

Other than the expiration date and exercise price, our Series D Convertible Warrants have the same terms and conditions as our Series A Convertible Warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	The designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	Any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	Whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of American Depositary Shares,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

SELLING SECURITYHOLDERS

This prospectus covers the public resale of our securities owned by the selling securityholders named below. Such selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the ordinary shares and/or warrants owned by them. The selling securityholders, however, make no representations that the ordinary shares or warrants will be offered for sale. The table below presents information regarding the selling securityholders and the ordinary shares and/or warrants that each may offer and sell from time to time under this prospectus.

The following table sets forth:

•	the name of each selling securityholder;

•	the number of securities beneficially owned by each selling securityholder prior to the sale of the securities covered by this prospectus;

•	the number of securities that may be offered by each selling securityholder pursuant to this prospectus;

•	the number of securities to be beneficially owned by each selling securityholder following the sale of any securities covered by this prospectus; and

•	the percentage of each type of securities to be owned by each selling securityholder before and after the sale of the securities covered by this prospectus.

All information with respect to ownership of the selling securityholders’ shares has been furnished by or on behalf of the selling securityholders and, unless otherwise indicated, is as of June 23, 2023. Based on information supplied by the selling securityholders, we believe that, except as may otherwise be indicated in the footnotes to the table below, the selling securityholders have sole voting and dispositive power with respect to the securities reported as beneficially owned by them.

Because the selling securityholders may sell, transfer or otherwise dispose of all, some or none of the securities covered by this prospectus, we cannot determine the number of such securities that will be sold, transferred or otherwise disposed of by the selling securityholders, or the amount or percentage of securities that will be held by the selling securityholders upon termination of any particular offering or sale, if any. The selling securityholders make no representations, however, that they will sell, transfer or otherwise dispose any securities in any particular offering or sale. In addition, the selling securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. Solely for purposes of the requirements applicable to the registration statement of which this prospectus forms a part, the following table assumes that the selling securityholders will sell all of the securities owned beneficially by them that are covered by this prospectus, but will not sell any other securities that they presently own.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Securities Beneficially Owned prior to this Offering		Securities Being Registered for Resale	Securities Beneficially Owned after this Offering
Name of Selling Securityholder	Ordinary Shares on an as converted basis	Percentage (1)	Ordinary Shares on an as converted basis	Ordinary Shares on an as converted basis	Percentage (1)
Qiangqiang Limited (2)	10,849,231	4.75%	10,849,231	—	—
Right Advance Management Limited (3)	6,046,054	2.65%	6,046,054	—	—
AutoB2B, LTD (4)	5,585,645	2.45%	5,585,645	—	—
HJDXL Limited (5)	5,374,270	2.35%	5,374,270	—	—
AADD Limited (6)	5,095,614	2.23%	5,095,614	—	—
Derong Group Limited (7)	4,406,542	1.93%	4,406,542	—	—
Dingqin Limited (8)	2,935,705	1.29%	2,935,705	—	—
Stanley Star Group Inc. (9)	50,000,000	21.91%	50,000,000	—	—
Yuan Liu (10)	2,800,000	1.23%	2,800,000	—	—
Xiaoqian Zha (10)	1,000,000	*	1,000,000	—	—
Jie Wu (10)	740,000	*	740,000	—	—
Guangqing Sun (10)	400,000	*	400,000	—	—
Lu Lin (10)	1,074,600	*	1,074,600	—	—
Donghong Zhang (10)	200,000	*	200,000	—	—
Jie Xu (10)	200,000	*	200,000	—	—
Tingting Wang (10)	200,000	*	200,000	—	—
Liang Hong (10)	100,000	*	100,000	—	—

*	Less than 1% of our total outstanding ordinary shares.

(1)	Based on 228,250,210 ordinary shares of the Company issued as of December 31, 2022.

(2)	Represents 10,849,231 ordinary shares held by Qiangqiang Limited, a company incorporated in the British Virgin Islands and is controlled by Mr. Yun Wu. The registered address of Qiangqiang Limited is Start Chambers, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands.

(3)	Represents 6,046,054 ordinary shares held by Right Advance Management Limited, a company incorporated in the British Virgin Islands and is controlled by Limei Wang. The registered address of Right Advance Management Limited is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

(4)	Represents 5,585,645 ordinary shares held by AutoB2B, LTD, a company incorporated in the British Virgin Islands and is controlled by Ping Wang. The registered address of AutoB2B, LTD is 2/F, Palm Grove House, P.O. Box 3340, Road Town, Tortola, British Virgin Islands.

(5)	Represents 5,374,270 ordinary shares held by HJDXL Limited, a company incorporated in the British Virgin Islands and is controlled by Xiaolei Ding. The registered address of HJDXL Limited is Start Chambers, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands.

(6)	Represents 5,095,614 ordinary shares held by AADD Limited, a company incorporated in the British Virgin Islands and is controlled by Da An. The registered address of AADD Limited is Start Chambers, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands.

(7)	Represents 4,406,542 ordinary shares held by Derong Group Limited, a company incorporated in the British Virgin Islands and is controlled by Ting Li. The registered address of Derong Group Limited is Start Chambers, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands.

(8)	Represents 2,935,705 ordinary shares held by Dingqin Limited, a company incorporated in the British Virgin Islands and is controlled by Shiqiong Hu. The registered address of Dingqin Limited is Start Chambers, Wickham’s Cay II, P. O. Box 2221, Road Town, Tortola, British Virgin Islands.

(9)	Represents 50,000,000 ordinary shares convertible from 50,000 Series F Convertible Preferred Shares of the Company held by Stanley Star Group Inc., a company incorporated in the British Virgin Islands and is controlled by Cai Xu. The registered address of Stanley Star Group Inc. is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

(10)	The business address of these selling securityholders is c/o Kaixin Auto Holdings, 9/F, Tower A, Dongjin International Center, Huagong Road, Chaoyang District, Beijing 100015, People’s Republic of China.

The selling securityholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the securities offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

Additional selling securityholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling securityholders will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its securities from holders named in this prospectus after the effective date of this prospectus.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our annual report on Form 20-F for the fiscal year ended December 31, 2022, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	27,985.59
Financial Industry Regulatory Authority fees	US$	*
Legal fees and expenses	US$	*
Accounting fees and expenses	US$	*
Printing and postage expenses	US$	*
Miscellaneous expenses	US$	*
Total	US$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our annual report on Form 20-F for the fiscal year ended December 31, 2022, in our reports of foreign private issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2022.

LEGAL MATTERS

We are being represented by King and Wood Mallesons with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Legal matters as to PRC law will be passed upon for us by Dong Fang Law Offices. King and Wood Mallesons may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Dong Fang Law Offices with respect to matters governed by PRC law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Kaixin Auto Holdings and its subsidiaries as of December 31, 2022 and for the year then ended incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2022, have been so incorporated by reference in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting. Onestop is headquartered in Singapore.

The consolidated financial statements of Kaixin Auto Holdings and its subsidiaries as of December 31, 2021 and for the years ended December 31, 2020 and 2021 incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2022, have been so incorporated by reference in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting. Marcum Asia CPAs LLP is headquartered in New York, New York.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on May 16, 2023;

(2)	the description of our ordinary shares contained in our registration statements on Form S-8, filed with the SEC on March 13, 2023, which incorporates by reference the description of the Registrant’s ordinary shares set forth in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-220510), as amended, originally filed with the SEC on September 18, 2017, including any amendments or reports filed for the purpose of updating such description, and any amendment or report filed for the purpose of updating such description;

(3)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(4)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on May 16, 2023 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

KAIXIN AUTO HOLDINGS

9/F, Tower A, Dongjin International Center

Huagong Road

Chaoyang District, Beijing 100015

People’s Republic of China

+86 (10) 6720 4948

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands, as an exempted company, in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.

All of our operations are conducted outside the United States, and all of our assets are located outside the United States. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. Except for our chief financial officer and director, Ms. Yi Yang, who is a U.S. citizen, all other officers and directors are PRC nationals. All of our officers and directors reside within China, namely, our chairman and chief executive officer, Mr. Mingjun Lin, our chief financial officer Ms. Yi Yang, and our directors Mr. Deqiang Chen, Mr. Xiaolei Gu, and Mr. Lin Cong. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us or our directors or officers judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For such a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Dong Fang Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China, would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been advised by our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of U.S. courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the U.S. federal and state securities laws or Cayman Island laws. Dong Fang Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.